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                                                                     Exhibit 2.1

                                                                  EXECUTION COPY


                            ASSET PURCHASE AGREEMENT

                                    between:

                               CLARENT CORPORATION
                             a Delaware corporation;

                                       and

                            VERSO TECHNOLOGIES, INC.
                             a Minnesota corporation

                          Dated as of December 13, 2002

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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is being entered into as of December 13, 2002, by and between CLARENT CORPORATION, a Delaware corporation ("SELLER"), and VERSO TECHNOLOGIES, INC., a Minnesota corporation ("PURCHASER"). Seller and Purchaser are referred to collectively in this Agreement as the "PARTIES." Certain other capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

1. Seller is engaged in the business of providing softswitch and Voice over Internet Protocol solutions for next generation networks and enterprise convergent solutions (the "BUSINESS").

2. Seller intends to file a Bankruptcy Case with the Bankruptcy Court under the Bankruptcy Code.

3. Purchaser desires to purchase and obtain the assignment from Seller, and Seller desires to sell and transfer to Purchaser substantially all of the assets of Seller relating to the Business together with certain obligations and liabilities relating thereto, all in the manner and subject to the terms and conditions set forth herein and in the Ancillary Agreements.

                                    AGREEMENT

         The Parties, intending to be legally bound, agree as follows:

1.       SALE AND PURCHASE OF ASSETS; RELATED TRANSACTIONS.

         1.1 SALE AND PURCHASE OF ASSETS. On the terms and subject to the conditions and other provisions set forth in this Agreement and in the Ancillary Agreements, at the Closing Seller shall cause to be sold and transferred to Purchaser, pursuant to Section 363 of the Bankruptcy Code, all of Seller's right, title and interest in and to the Assets, including all assets, properties, rights of Seller, and claims of Seller related to the Business (other than the Excluded Assets), wherever located, whether tangible or intangible, as the same shall exist at the Closing (such right, title and interest in and to all such assets, properties, rights, contracts and claims being collectively referred to here in as the "ASSETS"). For purposes of this Agreement, and other than Excluded Assets, "ASSETS" shall include Seller's right, title and interest in and to the assets, properties, rights, contracts and claims described in clauses (a) through (m) below:

                  (a) all of Seller's rights and interests as of the Closing Date in and to all trade accounts receivable, notes receivable (i.e. equipment leases) and other receivables of Seller, including any credits directly offsetting any trade accounts receivable debit but only if the trade accounts receivable is a debit balance (excluding any accounts receivable, notes receivable and other receivables that were fully reserved and/or written off as part of the financial restatement) (collectively, the "RECEIVABLES");

                                                                              1.

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                  (b) all of Seller's rights and interests as of the Closing
Date in and to all intellectual property and related assets, including (i) telephone and telecopier numbers, e-mail addresses and all internet domain names (including such domain names as set forth on Schedule 1), (ii) all foreign and domestic patents, patent rights, patent disclosures, and statutory invention registrations, including all reissues, divisions, continuations, continuations in part, extensions and reexaminations thereof, and all improvements thereto, including the Specified Patents, (iii) all service marks, trademarks (including the Specified Trademarks), tradenames, trade dress, all product names, all assumed or fictitious names and the logos associated therewith, copyrights (whether registered or unregistered), applications for and renewals of all of the foregoing, (iv) other such property and intangible rights owned by Seller, including financial and marketing business data, pricing and cost information, business and marketing plans and subject to applicable privacy laws, customer and supplier lists, together with the goodwill associated with which such trademarks, tradenames, product names and service marks, and (v) all computer software, including source code, object code, comments, user interfaces, menus, buttons and icons, and all files, data, manuals, design notes and other items and documentation related thereto and associated therewith owned by Seller (collectively, the "INTELLECTUAL PROPERTY");

                  (c) all of Seller's rights and interests as of the Closing Date in and to all technology, including all formulae, processes, procedures, designs, ideas, research records, inventions (whether or not patentable), records of inventions, test information, technical information, engineering data, proprietary information, manufacturing information, know-how, and trade secrets and all related manuals, books, files, journals, models, instructions, patterns, drawings, blueprints, plans, designs specifications, equipment lists, parts lists, descriptions, data and art work owned by Seller (collectively, the "TECHNOLOGY");

                  (d) all of Seller's rights and interests as of the Closing Date in and to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with the operation of the Business;

                  (e) all of Seller's rights and interests as of the Closing Date in and to all Seller Permits held by Seller (or, to the extent any such Seller Permit is not freely transferable, all right, title and interest of Seller in such Seller Permit to the full extent of such right, title and interest may be transferred);

                  (f) all of Seller's rights and interests (A) as of the Closing Date in and to any and all agreements set forth on Schedule 2 (collectively referred to as the "ASSIGNED CONTRACTS") and (B) as of the date of execution and delivery by Seller and Purchaser of a Bill of Sale, Assignment and Assumption Agreement in the form of Exhibit F relating thereto, in and to any other agreements, contracts, purchase orders and purchase contracts, sales orders and sales contracts, quotations and bids, distribution agreements, licenses (including licenses to software), non-disclosure or confidentiality agreements, arrangements and installation and service agreements and any amendments, notices, letters or other agreements related thereto that Purchaser notifies Seller at any time prior to the date 30 days after the Closing that it wants to acquire (the "ADDITIONAL AGREEMENTS") (it being understood that such Additional Agreements shall not be included in the term "Assets" until Purchaser notifies Seller of its intent to acquire such Additional Agreements and that no such Additional Agreement shall be sold, transferred or assigned by Seller to Purchaser until a Bill of Sale, Assignment and Assumption Agreement in

                                                                              2.

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the form of Exhibit F related thereto is executed and delivered by Seller and
Purchaser), said Assigned Contracts and Additional Agreements to be assumed and assigned pursuant to Section 365 of the Bankruptcy Code;

                  (g) all of Seller's rights and interests as of the Closing Date in and to all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets owned by Seller;

                  (h) copies of records relating to the Assets, excluding records which are attorney-client privileged or considered attorney work product;

                  (i) all of Seller's rights and interests as of the Closing Date in and to the deposit for the Broussard Facility;

                  (j) all of Seller's rights and interests as of the Closing Date in and to all raw materials, finished product inventories, work-in-process inventories, product-in-transit inventories and other inventories of Seller ("INVENTORY");

                  (k) all of Seller's rights and interests as of the Closing Date in and to all goodwill relating to the Assets;

                  (l) as determined in accordance with Section 4.9, all of Seller's rights and interests as of the Closing Date in and to either (i) all of the outstanding capital stock of the Canadian Subsidiary or (ii) all the assets of the Canadian Subsidiary which would be considered Assets pursuant to this Agreement if owned by Seller (excluding assets which would be considered Excluded Assets pursuant to this Agreement if owned by Seller) (the "CANADIAN ASSETS"); and

                  (m) all of Seller's rights and interests as of the Closing Date in and to all leases set forth in Schedule 3 (the "ASSUMED LEASES"), said leases to be assumed and assigned pursuant to Section 365 of the Bankruptcy Code.

         1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in Section 1.1, Seller will not be required to sell or transfer to Purchaser, and the Assets will not be deemed to include, any of the following, or any right or interest in or to any of the following (collectively referred to as the "EXCLUDED ASSETS"):

                  (a) any Assigned Contract, Additional Agreement or Assumed Lease if (i) a Consent is required to be obtained from any Person in order to permit the sale or transfer to Purchaser of Seller's rights under such Assigned Contract, Additional Agreement or Assumed Lease and (ii) such Consent shall not have been obtained prior to the Closing;

                  (b) all cash, cash equivalents (including deposits (other than the deposit under the lease for the Broussard Facility), pre-paid expenses, subject to Section 4.10, pre-paid amounts received by Seller under the Customer Care Maintenance Contracts and securities in entities other than Seller owned by Seller;

                                                                              3.
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                  (c) all of Seller's books, records, ledgers, files and
documents, (except that Purchaser may obtain copies of certain records described in Section 1.1(h));

                  (d) any asset relating to or arising out of Seller's financial restatement or any financial irregularities associated therewith, including claims or counterclaims;

                  (e) if the Canadian Assets are sold in accordance with Section 4.9, all of Seller's rights and interests as of the Closing Date in and to all of the outstanding capital stock of the Canadian Subsidiary;

                  (f) Seller's formal corporate records, including its certificate of incorporation, bylaws, minute books, corporate books, stock transfer records and other records having to do with the corporate organization of Seller;

                  (g) any non-trade, non-ordinary course receivables or any accounts receivable, notes receivable and other receivables that were fully reserved and/or written off as part of the financial restatement; and

                  (h) any asset identified on Schedule 4.

           1.3    PURCHASE PRICE. As consideration for the sale of the Assets to
                  Purchaser:

                  (a) at the Closing, Purchaser will either (i) in the event either a Qualified Financing has been consummated by Purchaser prior to the Closing or Purchaser has decided to pay the Initial Cash Consideration (defined below) (without deduction or setoff of any nature), pay to Seller by wire transfer of immediately available funds, the sum of $5,000,000 (the "INITIAL CASH CONSIDERATION"), (ii) in the event neither an Unqualified Financing nor a Qualified Financing has been consummated by Purchaser prior to the Closing, issue and deliver to Seller (without deduction or setoff of any nature) a secured promissory note in the form attached hereto as Exhibit B in the principal amount of $5,000,000 pursuant to the Loan and Security Agreement in the form attached thereto as Exhibit C (the "LOAN AND SECURITY AGREEMENT") or
(iii) in the event Purchaser consummates one or more Unqualified Financing(s) prior to the Closing, (A) pay to Seller by wire transfer of immediately available funds, an amount equal to the aggregate amount of cash received by Purchaser in all of the Unqualified Financing(s) (net of offering expenses not to exceed $500,000) and (B) issue and deliver to Seller (without deduction or setoff of any nature) a secured promissory note pursuant to the Loan and Security Agreement in the form attached hereto as Exhibit B in the principal amount equal to the amount by which $5,000,000 exceeds the consideration referred to in Section 1.3(a)(iii)(A) (any such note issued pursuant to Section 1.3(a)(ii) or 1.3(a)(iii), the "PRIMARY NOTE");

                  (b) at the Closing, Purchaser will enter into the Loan and Security Agreement and pursuant thereto will issue and deliver to Seller (without deduction or setoff of any nature) either (i) in the event Purchaser issues the Primary Note, a secured promissory note in the original principal amount of $3,000,000 in the form attached hereto as Exhibit D (the "SECURED $3 MILLION NOTE") or (ii) in the event Purchaser pays the Initial Cash Consideration, an unsecured promissory note in the original principal amount of $3,000,000 in the form attached hereto as Exhibit E (the "UNSECURED $3 MILLION NOTE");

                                                                              4.
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                  (c) at the Closing, Purchaser will assume the Assumed
Liabilities by delivering to Seller a Bill of Sale, Assignment and Assumption Agreement substantially in the form of Exhibit F (the "BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT"); and

                  (d) at the Closing Purchaser will issue and deliver to Seller (without deduction or setoff of any nature) either (i) an unsecured promissory note pursuant to the Loan and Security Agreement in the form attached hereto as Exhibit G in the principal amount equal to $1,800,000 or (ii) in the event that
(A) Purchaser, after using its reasonable best efforts to obtain a Qualified Financing, is not able to obtain the Qualified Financing (such that upon the Closing, Seller would have to execute and deliver the Primary Note in the principal amount of $5,000,000), (B) such inability to obtain the Qualified Financing is principally related to a material adverse effect on Seller's Business that occurred between the date hereof and the date 3 business days before the date of the Sale Auction, and (C) Purchaser notified Seller, in writing, of the material adverse effect 3 business days before the date of the Sale Auction, a secured promissory note pursuant to the Loan and Security Agreement attached hereto as Exhibit H in the principal amount equal to $1,800,000 (any such note issued pursuant to Section 1.3(d)(i) or 1.3(d)(ii), referred to as the "INVENTORY NOTE"). For purposes of Section 1.3(d)(ii), none of the following (individually or in combination) shall be deemed to constitute, or shall be taken into account in determining whether there has been a material adverse effect on Seller's Business: (A) any adverse change, effect or circumstance resulting from general business or economic conditions to the extent such change, effect or circumstance in each case does not disproportionately affect Seller; (B) any adverse change, effect or circumstance resulting from conditions generally affecting the industry in which Seller competes to the extent such change, effect or circumstance in each case does not disproportionately affect Seller; (C) any decline in Seller's stock price; and
(D) the filing of the Bankruptcy Case.

         The consideration described in subparagraphs (a), (b), (c) and (d) of this Section 1.3 shall be collectively referred to as the "CONSIDERATION." The Parties acknowledge that Purchaser will not be assuming any liabilities of Seller other than the Assumed Liabilities, and that Seller will remain responsible for all liabilities of Seller other than the Assumed Liabilities.

         1.4 SALES AND TRANSFER TAXES. Purchaser and Seller will equally bear and pay up to an aggregate of $50,000, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees, filing fees or similar taxes, charges, fees or expenses that may become payable by Purchaser or Seller in connection with the sale of the Assets to Purchaser, the assumption by Purchaser of the Assumed Liabilities or any of the other transactions contemplated by this Agreement or the Ancillary Agreements (the "CHARGES"). Purchaser will solely bear and pay any Charges in excess of $50,000. In the event Seller bears and pays any Charges in excess of $25,000, Purchaser will reimburse Seller for the amount greater than $25,000. In the event that Purchaser bears and pays the Charges that Seller has agreed to pay pursuant to this Section 1.4, then Seller will reimburse Purchaser for such amount. Seller and Purchaser agree to use their commercially reasonable efforts to minimize, and to cooperate with and assist the other in, minimizing the Charges.

                                                                              5.
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         1.5 ALLOCATION OF PURCHASE PRICE.

                  (a) The Parties will use commercially reasonable efforts to agree upon an allocation of the Consideration among the Assets and, to the extent appropriate, the Ancillary Agreements (the "ALLOCATION") as soon as possible after the Closing Date. The Allocation will be determined in a manner consistent with this Section 1.5 and Section 1060 of the Internal Revenue Code and the Treasury Regulations thereunder. Purchaser will provide a proposed allocation to Seller within 45 days after the Closing Date, and Seller will deliver to Purchaser a notice setting forth any proposed changes to such allocation within 15 days after the delivery of such proposed allocation to Seller, together with a reasonably detailed explanation of the reasons for such proposed changes. The Parties will negotiate in good faith to resolve any disputed items, and if the Parties are unable to agree on the Allocation within 15 days after delivery of such notice to Purchaser, then the dispute will be arbitrated by a accounting firm of national reputation mutually acceptable to the Parties, whose determination will be conclusive and binding upon the Parties for tax purposes.

                  (b) The Allocation will be conclusive and binding upon the Parties for tax purposes, and neither Party will make any statement or declaration to any taxing authority that is inconsistent with the Allocation, except as provided below. Neither Party will take or permit any of its Affiliates or representatives to take any position on any tax return, with any taxing authority or in any judicial tax proceeding that is inconsistent with the Allocation except as required by a final determination within the meaning of
Section 1313(a) of the Internal Revenue Code or any equivalent provision of any applicable state or local law. Each Party will promptly provide the other Party with any additional information required to complete Form 8594 if the filing of such form is required. Each Party will timely notify the other Party, and will timely provide the other Party with assistance, in the event of an examination, audit or other proceeding regarding the Allocation.

         1.6 ANCILLARY AGREEMENTS. At the Closing, the Parties will enter into the following additional agreements (the "ANCILLARY AGREEMENTS"):

            (a)   the Bill of Sale, Assignment and Assumption Agreement;

            (b)   a Patent Assignment substantially in the form of Exhibit I;

            (c)   a Trademark Assignment substantially in the form of Exhibit J;

            (d) the Loan and Security Agreement (including documents and agreements deliverable thereunder) ; and

            (e) the Primary Note, if applicable pursuant to Section 1.3(a), and the Secured $3 Million Note or the Unsecured $3 Million Note, as applicable, pursuant to Section 1.3(b) and the Inventory Note.

        1.7 CLOSING. The closing of the purchase of the Assets by Purchaser (the "CLOSING") will take place at the offices of Cooley Godward LLP in Palo Alto, California on the first business day after the entry by the Bankruptcy Court of a final Sale Order (as defined in Section 9.2(b)), or such other date, place or time as may be agreed upon between the Parties after

                                                                              6.
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the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing). For purposes of this Agreement, "CLOSING DATE" means the date as of which the Closing actually takes place.

        1.8 ASSUMPTION AND ASSIGNMENT OF ASSIGNED CONTRACTS AND ASSUMED LEASES. Seller agrees to use commercially reasonable efforts to assign the Assigned Contracts, Additional Agreements and Assumed Leases to Purchaser pursuant to Bankruptcy Code Section 365. Concurrently herewith, Seller shall identify any defaults and arrearages, known to Seller as of such date, under all Assigned Contracts, Additional Agreements and Assumed Leases and shall provide Purchaser with a schedule identifying the amounts or actions necessary to cure any such Seller defaults under the Assigned Contracts, Additional Agreements or Assumed Leases or any amounts required by the other party to an Assigned Contract, Additional Agreement or an Assumed Lease to assign such Assigned Contract, Additional Agreement or Assumed Lease to Purchaser (collectively, the "CURE PAYMENTS"), and Seller shall provide Purchaser an update to such schedule prior to the Sale Hearing. Seller shall notify Purchaser of any other defaults and arrearages as soon as reasonably practicable after receiving notice of them. Subject to Section 1.9 and 4.8, all such Cure Payments shall be the responsibility of Seller.

         1.9 ASSIGNED CONTRACTS AND ASSUMED LEASES. Within the time period permitted by the rules of bankruptcy procedure or as ordered by the Bankruptcy Court, Seller shall file a Sale Motion (as defined in Section 9.2(b)) and an accompanying "Notice of Proposed Assumption, Assignment and Cure Amounts for Assigned Contracts" (the "ASSUMPTION NOTICE") and serve such notice on all necessary parties to the Assigned Contracts and Assumed Leases. The Sale Motion shall provide for the assumption and assignment of the Assigned Contracts and Assumed Leases pursuant to Sections 365(a), 365(b) and 365(f) of the Bankruptcy Code. The Sale Motion shall further contain and represent that Seller intends to assign all contracts and leases identified in Schedule 2 and Schedule 3, regardless of the type of contract. The Sale Motion shall provide that absent any objection, the consent by each necessary party to the assignment and assumption of any such contract will be implied by the Bankruptcy Court and said contracts will be deemed to be assumed and assigned. If necessary, pursuant to
Section 1.1(f), Seller will file an additional motion to provide for the assumption and assignment of the Additional Agreements pursuant to Sections 365(a), 365(b) and 365(f) of the Bankruptcy Code.

         1.10  ASSUMED LIABILITIES; NON-ASSUMED LIABILITIES.

                  (a) From and after the Closing, Purchaser agrees to assume and discharge or perform when due the Assumed Liabilities.

                  (b) Other than the Assumed Liabilities, Purchaser shall not assume or be bound by or obligated or responsible for any duties, responsibilities, commitments, expenses, obligations or liabilities of Seller or relating to the Assets (or which may be asserted against or imposed upon Purchaser as a successor or transferee of Seller as an acquirer of the Assets or otherwise as a matter of law) of any kind or nature (fixed or contingent, known or unknown, warranties, employee benefit plan obligations or claims) (the "NON-ASSUMED LIABILITIES").

                                                                              7.

        1.11 GRANT-BACK LICENSE OF "CLARENT" NAME. Effective immediately after the Closing, Purchaser hereby grants to Seller a non-exclusive license to use the name "Clarent" and logo solely for the purpose of completing the bankruptcy process.

2.      REPRESENTATIONS AND WARRANTIES OF SELLER.

         Seller represents and warrants to Purchaser that, except as set forth in the Disclosure Schedule:

         2.1 TITLE TO ASSETS. Assuming the Closing takes place after the Sale Order, as of the Closing Date, Seller will have good and valid title to the Assets.

         2.2 SPECIFIED PATENTS.

                  (a) Seller has made available to Purchaser copies of the Specified Patents, and has supplied to Purchaser copies of the patent applications included in the Specified Patents that are not publicly available as of the date of this Agreement.

                  (b) Seller has not granted any Person a license that is currently in effect under any of the Specified Patents, Specified Trademarks or any copyrights for any purpose other than licenses granted in the ordinary course of business.

                  (c) None of the Specified Patents is involved in any interference or opposition proceeding, and, to Seller's knowledge, no such proceeding is being threatened with respect to any of the Specified Patents.

         2.3 ASSIGNED CONTRACTS; ASSUMED LEASES. Each Assigned Contract and Assumed Lease is valid and in full force and effect in accordance with its terms.

         2.4 REAL PROPERTY.  Seller does not own any real property.

         2.5 COMPLIANCE WITH LEGAL REQUIREMENTS. Seller is in substantial compliance with all Legal Requirements relating to the use of the Assets.

         2.6 AUTHORITY; BINDING NATURE OF AGREEMENT. Assuming the Closing takes place after the Sale Order, Seller has all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations under this Agreement and the Ancillary Agreements; and the execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of Seller and its board of directors. Assuming the Closing takes place after the Sale Order, this Agreement constitutes, and, upon execution thereof, each of the Ancillary Agreements will constitute, the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                                                                              8.

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         Purchaser represents and warrants to Seller as follows:

         3.1 SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) All reports, statements and other documents required to have been filed by Purchaser with the SEC pursuant to the Securities Act or the Exchange Act since January 1, 2000 (the "PURCHASER SEC DOCUMENTS") have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Purchaser SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements contained in the Purchaser SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Purchaser and its subsidiaries (the "PURCHASER CORPORATIONS") as of the respective dates thereof and the consolidated results of operations and cash flows of the Purchaser Corporations for the periods covered thereby.

         3.2 ABSENCE OF CHANGES. Since September 30, 2002, there has not been any material adverse change in the business, capitalization, assets (tangible or intangible), liabilities or operations of the Purchaser Corporations, and no event has occurred or circumstance exists that could reasonably be expected to result in such a material adverse change.

         3.3 NO UNDISCLOSED LIABILITIES. None of the Purchaser Corporations has any material accrued, contingent or other liabilities of any nature, except for
(i) liabilities reflected in the consolidated balance sheet (or notes thereto) of the Purchaser Corporations as of September 30, 2002, contained in Purchaser's Report on Form 10-Q as filed with the SEC for the quarter ended September 30, 2002, (ii) liabilities otherwise described in the Purchaser SEC Documents or
(iii) liabilities incurred by the Purchaser Corporations in the ordinary course of business since September 30, 2002.

         3.4 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Purchaser Corporations is in substantial compliance with all applicable Legal Requirements.

         3.5 LEGAL PROCEEDINGS. Except as disclosed in the Purchaser SEC Documents filed with the SEC before the date of this Agreement, there is no material pending or, to


                                                                              9.

Purchaser's knowledge, threatened lawsuit or other legal proceeding that involves any of the Purchaser Corporations or any of the assets owned or used by any of the Purchaser Corporations.

         3.6 AUTHORITY; BINDING NATURE OF AGREEMENT. Purchaser has all necessary power and authority to execute and deliver this Agreement and the Ancillary Agreements, and to perform its obligations hereunder and thereunder; and the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of Purchaser and its board of directors. Purchaser has provided to Seller a copy of the resolutions of the board of directors of Purchaser authorizing the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements. No vote of the holders of Purchaser Common Stock is required to authorize the purchase by Purchaser of the Assets or any of the other transactions contemplated by this Agreement. This Agreement constitutes, and, upon execution thereof, each of the Ancillary Agreements will constitute, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.7 DEBT. Schedule 5 (i) provides a summary of each obligation of Indebtedness of Purchaser which is greater than $100,000 in the aggregate, (ii) to the extent any Indebtedness was not incurred in the ordinary course of business, the names of the parties to whom such debt is owed, the name and date of the agreement giving rise to such Indebtedness, the current outstanding amount of such Indebtedness and the maturity date of such Indebtedness, (iii) indicates whether such Indebtedness is secured and (iv) to the extent such Indebtedness is secured, provides a reasonably detailed description of the assets that secure such Indebtedness and, to the best of Purchaser's knowledge, the order of such secured creditors' lien priority over such assets.

         3.8 NON-CONTRAVENTION; CONSENTS. Neither the execution, delivery or performance of this Agreement or any of the Ancillary Agreements, nor the consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements, will (i) conflict with or result in any violation of any provision of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Purchaser Corporations or (ii) result in a violation of any Legal Requirement or order to which any of the Purchaser Corporations is subject. Purchaser is not and will not be required to obtain any Consent from any Person, in connection with the execution, delivery or performance of this Agreement or any of the Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby.

         3.9 Solvency.

                  (a) Purchaser has no reason to believe that, after giving effect to this Agreement and the Ancillary Agreements, Purchaser will be unable to meet any of its obligations hereunder or thereunder, including, its payment obligations.

                  (b) Purchaser is able to pay its debts (including trade debts) as they mature; the fair value of Purchaser's assets (including goodwill minus disposition costs) exceeds the fair


                                                                             10.

value of its liabilities; and Purchaser will not be left with unreasonably small capital after the transactions contemplated by this Agreement.

4.       PRE-CLOSING COVENANTS OF SELLER.

         4.1 ACCESS. Subject to the provisions of the Confidentiality Agreements and to applicable Legal Requirements, during the period from the date of this Agreement through the Closing Date (the "PRE-CLOSING PERIOD"), Seller will, after receiving reasonable advance notice from Purchaser, give Purchaser reasonable access (during normal business hours) to Seller's books and records relating to the Assets, and will provide Purchaser with such information regarding the Assets and any other appropriate matters germane to the subject matter of this Agreement and the Ancillary Agreements as Purchaser may reasonably request, for the sole purposes of enabling Purchaser (i) to further investigate, at Purchaser's sole expense, the Assets and any other appropriate matters germane to the subject matter of this Agreement and the Ancillary Agreements and (ii) to verify the accuracy of the representations and warranties set forth in Section 2.

         4.2 CONDUCT OF BUSINESS. Except (i) as contemplated or permitted by this Agreement or the Disclosure Schedule, (ii) as contemplated by any of the Ancillary Agreements, (iii) as may be necessary to carry out any of the transactions contemplated by this Agreement or the Ancillary Agreements, (iv) as may be necessary to facilitate compliance with any Legal Requirement or the requirements of any Assigned Contract or Assumed Lease or (v) as approved by Purchaser, during the Pre-Closing Period:

            (a) Seller, subject to Bankruptcy Court jurisdiction, will conduct its operations at the Littleton Facility and the Broussard Facility in the ordinary course; and

            (b) Seller, subject to Bankruptcy Court jurisdiction, will not (i) license, sell or dispose of any Assets (including Inventory) other than in the ordinary course of business consistent with past practices and credit and price terms, (ii) change or modify in any material respect existing inventory management (except that Seller may move Inventory from the facility located in Redwood City, California to the Littleton Facility) or credit and collection policies, procedures and practices with respect to accounts receivable, (iii) prematurely terminate or materially amend, grant a sublicense under or assign any of the Assigned Contracts or Assumed Leases or (iv) commit a material breach of any Assigned Contract or Assumed Lease entered into after the date of this Agreement.

If Seller requests Purchaser's approval of a proposed action that would otherwise result in a breach by Seller of this Section 4.2, Purchaser will respond promptly to Seller's request and will not unreasonably withhold its approval of the proposed action.

         4.3 CONSENTS. Seller will use commercially reasonable efforts during the Pre-Closing Period to obtain the Consents identified in Schedule 6.

         4.4 CONDITIONS. Seller will use commercially reasonable efforts (i) to cause the conditions set forth in Section 6 to be satisfied on a timely basis and (ii) otherwise to cause the Closing to take place as soon as reasonably practicable.

                                                                             11.

         4.5 EMPLOYEES. Seller will permit Purchaser to offer employment to none, some or all of Seller's employees prior to the Closing Date, in Purchaser's sole and absolute discretion; provided, however, it shall be a condition precedent to each such offer of employment that the Closing shall have occurred. The offers of employment to Seller's employees must be made in coordination with Seller. Purchaser shall have full and absolute discretion in determining the terms, conditions and benefits relating to such employment, and nothing contained in this Agreement shall obligate Purchaser to employ any employee of Seller. Nothing in this Section 4.5 is intended to create any claim or right against Purchaser on the part of any employee of Seller, and no such employee shall be entitled to assert any claim or right hereunder.

         4.6 BANKRUPTCY CASE. Seller covenants to file the Bankruptcy Case and cooperate fully with the Bankruptcy Court and with Purchaser to expedite the Bankruptcy Case and to obtain orders as described in Section 9.

         4.7 BANKRUPTCY COURT APPROVAL AND NOTICES. Seller covenants and agrees that it shall as soon as practicable after execution of this Agreement use commercially reasonable efforts to obtain the Procedures Order and the Sale Order (as such terms are hereafter defined) and to obtain any and all other corporate or regulatory approvals necessary for this Agreement and the transaction contemplated hereby and thereby to comply with all applicable laws, rules and regulations.

         4.8 CURE PAYMENTS. Subject to the prior approval of the Bankruptcy Court, Seller will, on or prior to the Closing, make Cure Payments, as are necessary up to an aggregate of $100,000, under any Assumed Leases, Additional Agreements (to the extent such Additional Agreements are identified prior to the Closing) or Assigned Contracts in order that such Assumed Lease, Additional Agreement or Assigned Contract may be assigned to and assumed by Purchaser in accordance with the provisions of Section 365 of the Bankruptcy Code and this Agreement. Seller and Purchaser agree to use their commercially reasonable efforts to minimize, and to cooperate with and assist the other in, minimizing the Cure Payments.

         4.9 LIABILITIES OF CANADIAN SUBSIDIARY. Between the date hereof and the date that is the earlier of (A) the 45th day after the date hereof or (B) 5 days before the Sale Auction, Seller and Purchaser will each use their commercially reasonable efforts to agree on the amount of cash or assets necessary to pay all of the known liabilities (including any severance or other payments required by contract or law to be paid to Canadian Subsidiary employees) of the Canadian Subsidiary (the "LIABILITIES AMOUNT"). If Seller and Purchaser agree on the Liabilities Amount, then for purposes of Section 1.1(l), Purchaser will purchase all of the outstanding capital stock of the Canadian Subsidiary, and immediately prior to the Closing, Seller will fund the Canadian Subsidiary with such agreed Liabilities Amount. If Seller and Purchaser are unable to agree on the Liabilities Amount, then on or before the earlier of (A) the 45th day after the date hereof or (B) 5 days before the date of the Sale Auction, Purchaser will notify Seller whether Purchaser elects to purchase either (i) all of the outstanding capital stock of the Canadian Subsidiary or (ii) the Canadian Assets (such election being determinative for purposes of Section 1.1(l)). If Purchaser elects to purchase the Canadian Assets, then (i) Purchaser and Seller will equally bear and pay any and all costs and expenses relating to severance or other payments required by contract or law to be paid to the Canadian Subsidiary employees up to $250,000 incurred by Seller as a result of Purchaser purchasing the Canadian Assets in lieu of purchasing

                                                                             12.

all of the outstanding capital stock of the Canadian Subsidiary, (ii) Seller will bear and pay legal fees incurred by Seller as a result of Purchaser purchasing the Canadian Assets in lieu of purchasing all of the outstanding capital stock of the Canadian Subsidiary up to $50,000 in the aggregate, (iii) Purchaser and Seller will equally bear and pay legal fees incurred by Seller as a result of Purchaser purchasing the Canadian Assets in lieu of purchasing all of the outstanding capital stock of the Canadian Subsidiary which exceed $50,000 in the aggregate but which are less than $150,000 in the aggregate, (iv) Seller will bear and pay any other costs, expenses and liabilities incurred by Seller as a result of Purchaser purchasing the Canadian Assets in lieu of purchasing all of the outstanding capital stock of the Canadian Subsidiary and (v) Purchaser and Seller will negotiate in good faith for Purchaser to purchase and the Canadian Subsidiary to sell the Canadian Assets, and such sale will be consummated on or prior to the Closing.

         4.10 CUSTOMER CARE MAINTENANCE CONTRACTS. If at any time after the date hereof, but prior to the Closing, Seller actually collects any prepayment amount for services and maintenance to be performed under a Customer Care Maintenance Contract, then Seller shall pay to Purchaser at the Closing, an amount equal to the product obtained by multiplying (i) the amount prepaid by (ii) the amount equal to one minus a fraction (rounded up to the nearest ten-thousandth) with a numerator equal to the number of weeks prior to Closing (rounded up to the nearest week) that the prepaid amount was collected by Seller and a denominator equal to the number of weeks of maintenance and services paid for by the customer. All such amounts to be paid at the Closing shall be aggregated and paid on the Closing Date.

         4.11 YEAR-END AUDITS. Seller shall execute such management representation letters as the independent auditor retained to perform the audit for Seller's consolidated financial statements for the year-ended December 31, 2001 (the "2001 AUDIT") and Seller's audit for the consolidated financial statements for the year-ending December 31, 2002 (if such audit is necessary) (the "2002 AUDIT") shall reasonably request, and shall cooperate with such auditor, and give such auditor reasonable access to such financial records (including financial statements prepared in accordance with GAAP for the year-ended December 31, 2001 and for either the nine months ended September 30, 2002 or the year-ending December 31, 2002, as determined by Purchaser), files, personnel and advisors as may be reasonably necessary to permit such auditor to perform the 2001 Audit and (if necessary) the 2002 Audit and to issue its audit report(s) thereon.

5.       PRE-CLOSING COVENANTS OF PURCHASER.

         5.1 CONSENTS; RELEASES. Purchaser will cooperate with Seller, and will provide Seller with such assistance as Seller may reasonably request, for the purpose of (i) attempting to obtain the Consents identified in Schedule 6 and
(ii) arranging for Seller to be released and discharged from its obligations and other liabilities under the Assigned Contracts, Additional Agreements and Assumed Leases.

         5.2 CONDITIONS. Purchaser will use commercially reasonable efforts (i) to cause the conditions set forth in Section 7 to be satisfied on a timely basis and (ii) otherwise to cause the Closing to take place as soon as reasonably practicable.

                                                                             13.

         5.3 BANKRUPTCY CASE. Purchaser will cooperate fully with the Bankruptcy Court and with Seller to expedite the Bankruptcy Case and to obtain orders as described in Section 9.

         5.4 QUALIFIED FINANCING. Purchaser will use its reasonable best efforts to consummate a Qualified Financing prior to Closing.

         5.5 POSSESSION OF THE ASSETS. Purchaser will make all necessary arrangements for Purchaser to take possession of the Assets (other than intangible assets), and, at Purchaser's expense, to transfer same to a location operated by Purchaser, promptly, but in no event later than 30 days following the Closing.

6.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE.

         Purchaser's obligation to purchase the Assets and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part, in writing):

         6.1 ACCURACY OF REPRESENTATIONS. Those representations and warranties of Seller set forth in Section 2 that refer specifically to and are made as of the date of this Agreement shall have been accurate as of the date of this Agreement, and all other representations and warranties of Seller set forth in
Section 2 (and any representations and warranties of Seller set forth in the Ancillary Agreements) shall be accurate as of the Closing Date as if made on and as of the Closing Date; provided, however, that, for purposes of this Section 6.1, any inaccuracies in the representations and warranties of Seller will be disregarded unless all such inaccuracies, considered collectively, have a material adverse effect on the value of the Assets taken as a whole.

         6.2 PERFORMANCE OF COVENANTS. Seller shall have performed, in all material respects, all covenants required by this Agreement and the Ancillary Agreements to be performed by Seller on or before the Closing Date.

         6.3 ADDITIONAL DOCUMENTS. Each of the Ancillary Agreements to be executed by Seller shall have been executed on behalf of Seller and delivered to Purchaser, and each of the following additional documents shall have been delivered to Purchaser:

            (a) a certificate, executed by the Chief Executive Officer and Chief Financial Officer of Seller, confirming that, to the actual knowledge of such executive officer, in his or her capacity as such, the conditions set forth in Sections 6.1 have been satisfied (the "SELLER CLOSING CERTIFICATE");

            (b) such bills of sale, assignments and other instruments as Seller may be required to execute in order to evidence and effectuate the transfer of the Assets to Purchaser; and

                                                                             14.

            (c) such good standing certificates and other similar documents as Purchaser may reasonably request to ensure that the actions required to be taken by Seller at the Closing have been properly authorized.

         6.4 NO RESTRAINTS. No injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any United States federal or state court of competent jurisdiction and shall remain in effect; and no United States federal or state Legal Requirement that makes consummation of the transactions contemplated by this Agreement illegal shall have been enacted or adopted since the date of this Agreement and shall remain in effect.

         6.5 BANKRUPTCY CASE. All agreements, documents, pleadings, notices and orders in connection with the sale of the Assets (including, approval of the bid procedures described in Section 9.2) shall be in form and substance reasonably satisfactory to Purchaser. The obligations of each of Purchaser and Seller to consummate the transactions contemplated by this Agreement shall be subject to the Bankruptcy Court entering the Sale Order, which Sale Order shall not have been reversed, rescinded, stayed, modified or amended prior to the Closing Date.

7.       CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE.

         Seller's obligation to sell and transfer the Assets to Purchaser and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part, in writing):

         7.1 ACCURACY OF REPRESENTATIONS. Those representations and warranties of Purchaser set forth in Section 3 that refer specifically to and are made as of the date of this Agreement shall have been accurate as of the date of this Agreement, and all other representations and warranties of Purchaser set forth in Section 3 (and any representations and warranties of Purchaser set forth in the Ancillary Agreements) shall be accurate as of the Closing Date as if made on and as of the Closing Date; provided, however, that, for purposes of this
Section 7.1, any inaccuracies in the representations and warranties of Purchaser will be disregarded unless all such inaccuracies, considered collectively, have a material adverse effect on the business, assets (tangible or intangible), liabilities or operations of the Purchaser Corporations.

         7.2 PERFORMANCE OF COVENANTS. Purchaser shall have performed, in all material respects, all covenants required by this Agreement and by the Ancillary Agreements to be performed by Purchaser on or before the Closing Date.

         7.3 DELIVERY OF CONSIDERATION. Purchaser shall have executed the Loan and Security Agreement and such Loan and Security Agreement shall be in full force and effect (and the conditions precedent thereto shall have been satisfied) and shall have either (i) initiated the wire transfer contemplated by
Section 1.3(a)(i) and executed and delivered to Seller the Unsecured $3 Million Note and the Inventory Note or (ii) initiated the wire transfer contemplated by
Section 1.3(a)(iii), if applicable, and executed and delivered to Seller the Primary Note, the

                                                                             15.

Secured $3 Million Note and the Inventory Note, and each of the Notes shall be in full force and effect.

         7.4 ADDITIONAL DOCUMENTS. Each of the Ancillary Agreements (other than the Loan and Security Agreement and the Notes, which are addressed in Section 7.3) shall have been executed on behalf of Purchaser and delivered to Seller, and each of the following additional documents shall have been delivered to
Seller:

                  (a) a certificate, executed by the Chief Executive Officer and the Chief Financial Officer of Purchaser, confirming that, to the actual knowledge of such executive officer, in his or her capacity as such, the conditions set forth in Sections 7.1 have been satisfied (the "PURCHASER CLOSING CERTIFICATE"); and

                  (b) such good standing certificates and other similar documents as Seller may reasonably request to ensure that the actions required to be taken by Purchaser at the Closing have been properly authorized.

         7.5 NO MATERIAL ADVERSE EFFECT. No event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, has had or could reasonably be expected to have a material adverse effect on Purchaser's ability to (i) perform its obligations under the Loan and Security Agreement, either the Secured $3 Million Note or the Unsecured $3 Million Note, as applicable, the Inventory Note, or, if applicable, the Primary Note or (ii) pay when due the Secured $3 Million Note or the Unsecured $3 Million Note, as applicable, the Inventory Note or, if applicable, the Primary Note.

         7.6 BANKRUPTCY CASE. All agreements, documents, pleadings, notices and orders in connection with the sale of the Assets (including, approval of the bid procedures described in Section 9.2) shall be in form and substance reasonably satisfactory to Purchaser. The obligations of each of Purchaser and Seller to consummate the transactions contemplated by this Agreement shall be subject to the Bankruptcy Court entering the Sale Order, which Sale Order shall not have been reversed, rescinded, stayed, modified or amended prior to the Closing Date.

         7.7 NO RESTRAINTS. No injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued since the date of this Agreement by any United States federal or state court of competent jurisdiction and shall remain in effect; and no United States federal or state Legal Requirement that makes consummation of the transactions contemplated by this Agreement illegal shall have been enacted or adopted since the date of this Agreement and shall remain in effect.

8.       TERMINATION.

         8.1 RIGHT TO TERMINATE AGREEMENT. This Agreement may be terminated prior to the Closing:

                  (a) by the mutual written consent of the Parties;

                                                                             16.

                  (b) by either Party if the Sale Procedure Motion is not approved by the Bankruptcy Court on substantially similar terms as contained in
Section 9.2 or in the event that a stay pending appeal or a writ of mandate of the Sale Order is granted on behalf of any party;

                  (c) by either Party if a third party purchaser for the Assets or any material portion thereof is approved by the Court at the Sale Hearing;

                  (d) by Seller (by delivery of a written termination notification in accordance with Section 8.2) if (i) there shall have been a material breach on the part of Purchaser of any of its representations, warranties or covenants such that the condition set forth in Section 7.1 would not be satisfied as of the time of such breach, (ii) Seller shall have given written notice of such breach to Purchaser, (iii) at least twenty days shall have elapsed since the delivery of such written notice to Purchaser and (iv) such breach shall not have been cured; or

                  (e) by Purchaser (by delivery of a written termination notification in accordance with Section 8.2) if (i) there shall have been a material breach on the part of Seller of any of its representations, warranties or covenants such that the condition set forth in Section 6.1 would not be satisfied as of the time of such breach, (ii) Purchaser shall have given written notice of such breach to Seller, (iii) at least twenty days shall have elapsed since the delivery of such written notice to Seller and (iv) such breach shall not have been cured.

         8.2 TERMINATION PROCEDURES. If either Party wishes to terminate this Agreement pursuant to Section 8.1, such Party will deliver to the other Party a written termination notification stating that such Party is terminating this Agreement and setting forth a brief statement of the basis on which such Party is terminating this Agreement.

         8.3 EFFECT OF TERMINATION. Upon the termination of this Agreement pursuant to Section 8.1, neither Party will have any obligation or other liability to the other Party, except that (i) the Parties will remain bound by the provisions of the Confidentiality Agreements (ii) neither Party will be relieved of any liability for any breach of its obligation to consummate the transactions contemplated by this Agreement or its obligation to take any other action required to be taken by such Party at or before the Closing, and (iii) the obligation to pay the Break-Up Fee shall survive any termination except for a termination pursuant to Sections 8.1(a), (b) and (d); provided, that the conditions to payment of such Break-Up Fee as set forth in Section 9.1(a)(i) are satisfied.

9.       AS-IS OFFER AND BANKRUPTCY APPROVALS.

         9.1 AS-IS TRANSACTION. Whether as of the date hereof or as of the Closing, Purchaser hereby acknowledges and agrees that, Seller makes no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Assets (including, income to be derived or expenses to be incurred in connection with the Assets, the physical condition of any personal property or any tangible or intangible personal property comprising a part of the property or assets which are the subject of any Assigned Contract, Additional Agreement or Assumed Lease to be assumed by Purchaser at or after the Closing; the environmental condition or other matter relating to the physical condition of any property or improvements (or any portion thereof); the merchantability or fitness of the Assets for any

                                                                             17.

particular purpose; or any other matter or thing relating to the Assets (or any portion thereof). Without in any way limiting the foregoing, Seller hereby disclaims any warranty (express or implied) of merchantability or fitness for any particular purpose as to any portion of the Assets. Purchaser further acknowledges that Purchaser has conducted an independent inspection and investigation of the physical condition of all portions of the Assets and all such other matters relating to or affecting the Assets as Purchaser deemed necessary or appropriate and that in proceeding with this Agreement, Purchaser is and will do so based solely upon such independent inspections and investigations. Accordingly, Purchaser will accept the Assets at the Closing "AS-IS," "WHERE IS" AND "WITH ALL FAULTS."

         9.2      BANKRUPTCY COURT APPROVALS.

                  (a) BANKRUPTCY COURT APPROVAL OF SALES PROCEDURES. Promptly following the execution of this Agreement, Seller will make a motion (the "SALE PROCEDURE MOTION") for an order (the "PROCEDURE ORDER") from the Bankruptcy Court which provides that (i) Purchaser will be entitled to receive from Seller a fee of actual and reasonable expenses up to $550,000 provided that of those expenses only $200,000 can relate to the 2001 Audit (the "BREAK-UP FEE") in the event that the Assets are sold to any third party within twelve (12) months after the date hereof for consideration in excess of the Consideration or for a Cash Bid (as hereinafter defined) notwithstanding Purchaser's willingness and ability to consummate the transactions contemplated by this Agreement, which payment shall be made to Purchaser concurrently with and conditioned upon the consummation of such third party sale, (ii) Purchaser's right to receive the Break-up Fee as provided above shall be Purchaser's sole and exclusive remedy against Seller in the event the transaction contemplated herein fails to close,
(iii) all third party offers to be entered at the auction (the "SALE AUCTION") shall be in writing and delivered to Seller no later than seventy-two (72) hours prior to the date of such Sale Auction, together with satisfactory evidence of such third party's financial ability to perform its obligations under such offer, (iv) no prospective purchaser will be permitted to bid at the Sale Auction unless such party has been deemed "financially qualified" by Seller, (v) no prospective purchaser who bids for the Assets at the Sale Auction shall be entitled to purchase the Assets unless such prospective purchaser offers to purchase the Assets for consideration which is at least $600,000 greater than the Consideration (including all cash, non-cash consideration and assumed liabilities) and otherwise on terms no less favorable to Seller (as determined in good faith by Seller) than those set forth in this Agreement, and (vi) after any initial overbid, all further overbids must be in increments of at least $100,000. Notwithstanding the foregoing, Seller may, in its sole discretion, determine that an all cash bid that represents less total consideration than any bid or overbid, is a higher and better offer (a "CASH BID"), and may seek approval thereof. Should overbidding take place at the Sale Auction, Purchaser shall have the right, but not the obligation, to participate in the overbidding at the Sale Auction and to be approved as the over bidder at the Sale Hearing based upon any such overbid; provided, however, that Purchaser shall receive a credit for the Break-Up Fee in connection with any subsequent bids. Should an overbidder prevail at the Sale Auction and be approved at the Sale Hearing, Purchaser shall immediately deliver to such approved overbidder (at no charge and without representation or warranty) the report on the 2001 Audit, if completed, or any information relating thereto if not completed and all other third party reports and studies to the extent that Purchaser is not contractually restricted from providing such reports and studies to third parties. Following the filing of the Sale Procedure Motion, Seller shall use commercially reasonable efforts to obtain the Procedure Order (the date on which the Procedure Order is entered and becomes final is referred to

                                                                             18.

herein as the "SALE PROCEDURE DATE"). If the Bankruptcy Court refuses to issue the Procedure Order, then in such event, Purchaser shall have the right, upon written notice delivered to Seller not later than three (3) business days following the Sale Hearing, to terminate this transaction. In the event Purchaser delivers such written notice to Seller within such three (3) business day period, the transaction contemplated herein shall terminate and Purchaser and Seller shall be relieved of any further liability or obligation hereunder. Should Purchaser fail to deliver to Seller written notice disapproving this condition within such three (3) business day period, Purchaser shall conclusively be deemed to have waived such condition. Upon the timely entry of the Procedure Order, the condition set forth in this Section 9.2(a) shall be deemed satisfied.

                  (b) BANKRUPTCY COURT'S APPROVAL OF SALE. Seller shall also promptly make a motion (the "SALE MOTION") for an order (the "SALE ORDER") from the Bankruptcy Court which (i) approves the sale of the Assets to Purchaser on the terms and conditions set forth in this Agreement and authorizes Seller to proceed with this transaction, (ii) includes a specific finding that Purchaser is a good faith purchaser of the Assets, (iii) states that the sale of the Assets to Purchaser shall be free and clear of all liens, claims, interests and encumbrances of parties that have notice of the Sale Motion, (iv) approves Purchaser's assumption and assignment of the pre-petition Assigned Contracts and Assumed Leases pursuant to Section 365 of the Bankruptcy Code and orders Seller to pay any Cure Payments up to $100,000 and Purchaser to pay any Cure Payments over $100,000 as a condition to such assumption and assignment; provided, however, that in no event shall Purchaser have the right to disapprove the Sale Order or terminate this transaction by reason of (A) the failure to assign all of the Assigned Contracts and Assumed Leases or (B) Seller's inability to assign any or all of the Assigned Contracts or Assumed Leases by reason of the Bankruptcy Court's determination that Purchaser has failed to provide adequate assurance of future performance to the counter party and (v) provides that the sale of the Assets and assignment of the pre-petition Assigned Contracts and the Assumed Leases is not stayed pursuant to Federal Rules of Bankruptcy Procedure Rule 6004(g) and 6006(d). Following the filing of the Sale Motion, Seller shall use commercially reasonable efforts to obtain the Sale Order. If (xx) the Bankruptcy Court refuses to issue the Sale Order (except as otherwise provided in clause (iv) above) or (yy) a third party purchaser for the Assets or any material portion thereof is approved by the Court at the Sale Hearing, then in any such event, this transaction shall automatically terminate and Seller and Purchaser shall be relieved of any further liability or obligation hereunder; provided, however, in the event a third party purchaser for the Assets or any material portion thereof is approved by the Court at the Sale Hearing, and Purchaser is otherwise entitled to the Break-up Fee then such obligation on the part of Seller to pay the Break-up Fee shall survive. Upon timely entry of the Sale Order (such entry date being referred to herein as the "SALE APPROVAL DATE"), the condition set forth in this Section 9.2(b) shall conclusively be deemed satisfied.

         9.3 NOTICE. Except as otherwise required by the Bankruptcy Court, at Seller's sole expense, Seller shall cause the Sale Motion (or a Notice thereof) to be served upon (i) all parties requesting notices in the Bankruptcy Case,
(ii) all parties asserting liens on the Assets, (iii) the 20 largest creditors in the Bankruptcy Case for all debtors on a consolidated basis, (iv) taxing authorities in all jurisdictions in which Seller maintains a physical location,
(v) the U.S. Trustee, (vi) Attorney General for the State of California, and
(vii) those additional parties as required by the Bankruptcy Court and Bankruptcy Rules 2002, 6004 and 6006.

10.      MISCELLANEOUS.

                                                                             19.

         10.1     TIME OF ESSENCE.  Time is of the essence of this Agreement.

         10.2 NO OTHER REPRESENTATIONS. The Parties acknowledge that, except as expressly set forth in this Agreement or the Ancillary Agreements, neither Party has made or is making any representations or warranties whatsoever to the other, implied or otherwise.

         10.3 ACCESS OF SELLER TO BOOKS AND RECORDS. At all times after the Closing Date, Purchaser will give Seller and Seller's advisors and representatives reasonable access to any books and records of Seller that are included in the Assets (to the extent such books and records relate to any period prior to the Closing Date).

         10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of Seller's representations, warranties and pre-closing covenants contained in this Agreement, the Ancillary Agreements, the Seller Closing Certificate or in any other agreement, document or certificate delivered pursuant to this Agreement shall survive the Closing. All representations, warranties and covenants of Purchaser contained in this Agreement, the Ancillary Agreements and the Purchaser Closing Certificate or in any other agreement, document or certificate delivered pursuant to this Agreement shall survive the Closing until the latest to occur of the payment in full of (a) the Secured $3 Million Note or the Unsecured $3 Million Note, as applicable, (b) the Inventory Note and (c) if applicable, the Primary Note.

         10.5 GOVERNING LAW. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).

         10.6 VENUE AND JURISDICTION. If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor will be the Bankruptcy Court. Purchaser and Seller hereby expressly and irrevocably consent and submit to the jurisdiction of the Bankruptcy Court.

         10.7 NOTICES. Any notice or other communication required or permitted to be delivered to either Party under this Agreement must be in writing and will be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party shall have specified in a written notice given to the other Party):

                  if to Purchaser:

         Verso Technologies, Inc.
         400 Galleria Parkway, Suite 300
         Atlanta, GA  30339
         Attention:  Juliet M. Reising
         Facsimile:  (678) 589-3572

                                                                             20.

                  with a copy to:

         Rogers & Hardin LLP
         2700 International Tower
         229 Peachtree Street NE
         Atlanta, GA  30303
         Attention:  Steven E. Fox and Robert C. Hussle
         Facsimile:  (404) 525-2224

                  if to Seller:

         Clarent Corporation
         700 Chesapeake Drive
         Redwood City, CA  94063
         Attention:  Legal Department
         Facsimile:  (650) 368-6326

                  with a copy to:

         Cooley Godward LLP
         Five Palo Alto Square
         3000 El Camino Real
         Palo Alto, CA 94306
         Attention:  Deborah J. Ludewig and
         Jennifer Fonner DiNucci
         Facsimile: (650) 849-7400

         10.8 ASSIGNMENT. Neither Party may assign any of its rights or delegate any of its obligations under this Agreement (whether voluntarily, involuntarily, by way of merger or otherwise) to any other Person without the prior written consent of the other Party except that Seller may assign without the prior written consent of Purchaser (i) its rights to receive the Initial Cash Consideration and (ii) the Loan and Security Agreement, the Secured $3 Million Note or the Unsecured $3 Million Note, as applicable, the Inventory Note and, if applicable, the Primary Note pursuant to their respective terms.

         10.9 PARTIES IN INTEREST. Nothing in this Agreement is intended to provide any rights or remedies to any employee of Seller or to any other Person other than the Parties.

         10.10 SEVERABILITY. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.

         10.11 ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreements (which remain in full force and effect) and the Ancillary Agreements set forth the entire

                                                                             21.

understanding of the Parties and supersede all other agreements and understandings between the Parties relating to the subject matter hereof and thereof.

         10.12 CONFIDENTIALITY. On and at all times from the date hereof the Parties shall not use or disclose to any other Person any non-public document or other non-public information in such Party's possession as it relates to the business of the other Party and each Party shall continue to keep the terms of this Agreement (including the Schedules attached hereto) and the other agreements, documents and instruments referred to in or contemplated by this Agreement or the Ancillary Agreements strictly confidential. This Section 10.12 will not prohibit either Party from disclosing information: (i) to the extent they are required by law, rule or regulation to do so, (ii) that becomes generally available to the public other than as a result of a disclosure by that Party or (iii) that is necessary to disclose in connection with the Bankruptcy Case.

         10.13 DEDUCTION OR SETOFF. Purchaser shall fulfill all of its obligations under this Agreement and the Ancillary Agreements without any deductions or setoffs of any nature.

         10.14 WAIVER. No failure on the part of either Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either Party in exercising any power, right, privilege or remedy under this Agreement, will operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         10.15 ORDINARY COURSE OF BUSINESS. The Parties acknowledge that the phrases "ordinary course" or the "ordinary course of business" when used to describe the conduct of Seller shall contemplate and include the filing of the Bankruptcy Case and the effect such filing has on the Assets.

         10.16 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of both Parties.

         10.17 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

         10.18    INTERPRETATION OF AGREEMENT.

                  (a) Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Agreement.

                  (b) Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words "without limitation."

                                                                             22.

                  (d) Unless the context otherwise requires, references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of and Schedules and Exhibits to this Agreement.

                  (e) The table of contents of this Agreement and the bold-faced headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement.

         10.19    FURTHER ASSURANCES.

                  (a) Each Party will, to the extent reasonably requested by the other Party and at such other Party's sole expense, execute and deliver such documents and instruments and take such other actions as such other Party may reasonably request in order to consummate and make effective the transactions contemplated by this Agreement.

                  (b) Purchaser will return any records Seller inadvertently delivers to Purchaser that are or are reasonably like to be attorney client privileged or considered attorney work product or which Purchaser realizes are or are likely to be attorney client privileged or considered attorney work product.

                  (c) Each Party will use commercially reasonable efforts to assign the non-U.S. patents, patent applications, trademarks and trademark applications pursuant to this Agreement.

                  (d) After the Closing, if Seller files additional motions to provide for the assumption and assignment of Additional Agreements pursuant to Sections 365(a), 365(b) and 365(f) of the Bankruptcy Code, then Purchaser and Seller shall execute Bill of Sale, Assignment and Assumption Agreement(s) covering such Additional Agreements in the form attached hereto as Exhibit F.

                  (e) Purchaser agrees that should Purchaser receive a subpoena to provide to a third party copies of records relating to the Assets at any time after the Closing Date, Purchaser shall within 3 business days of the receipt of the subpoena, provide written notice to Seller of the receipt of such subpoena so that Seller may seek a protective order or an appropriate remedy. Purchaser will cooperate with Seller to obtain such protective order or other remedy. If Seller elects not to seek, or is unsuccessful in obtaining, any such protective order or other remedy in connection with any requirement that Purchaser provide certain records, then Purchaser may provide to the third party the records requested in the subpoena.

                  (f) After the Closing and at Purchaser's expense, Seller shall promptly transfer and deliver to Purchaser any cash, checks or other property which Seller may receive as payment on account of any Receivable.

                  (g) After the Closing, Seller shall execute any powers of attorney necessary to assign the Intellectual Property.

                  (h) For a period of 90 days after the Closing, Seller shall execute such management representation letters as the independent auditor retained to perform the 2001 Audit


                                                                             23.

and (if necessary) the 2002 Audit shall reasonably request, and for a period of 6 months after the Closing, Seller shall cooperate with such auditor, and give such auditor reasonable access to such financial records (including financial statements prepared in accordance with GAAP for the year-ended December 31, 2001 and for either the nine months ended September 30, 2002 or the year-ending December 31, 2002, as determined by Purchaser), files, personnel and advisors as may be reasonably necessary to permit such auditor to perform the 2001 Audit and (if necessary) the 2002 Audit and to issue its audit report(s) thereon. In addition, Seller shall use its commercially reasonable efforts to (i) make available for at least 75 days following the Closing its current corporate controller and (ii) instruct him to provide reasonable assistance and support to the independent auditor retained to perform the 2001 Audit and (if necessary) the 2002 Audit.


                                                                             24.

The Parties have caused this Agreement to be executed as of the date hereof.

                                        CLARENT CORPORATION

                                        By:/s/James B. Weil
                                           -------------------------------------
                                        James B. Weil, President
                                        VERSO TECHNOLOGIES, INC.

                                         By:/s/ Steven A. Odom
                                         ---------------------------------------
                                         Steven A. Odom, Chief Executive Officer



                                                                             25.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

For purposes of the Agreement:

         "2001 AUDIT" has the meaning set forth in Section 4.11.

         "2002 AUDIT" has the meaning set forth in Section 4.11.

         "ADDITIONAL AGREEMENTS" has the meaning set forth in 1.1(f).

         "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly owns or controls such Person, any Person that directly or indirectly controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors and partners.

         "AGREEMENT" means the Asset Purchase Agreement to which this Exhibit A is attached, including the Disclosure Schedule.

         "ALLOCATION" has the meaning set forth in Section 1.5.

         "ANCILLARY AGREEMENTS" has the meaning set forth in Section 1.6.

         "ASSETS" has the meaning set forth in Section 1.1.

         "ASSIGNED CONTRACTS" has the meaning set forth in Section 1.1(f).

         "ASSUMED LEASES" has the meaning set forth in Section 1.1(m).

         "ASSUMED LIABILITIES" means the following obligations and other liabilities (whether known, unknown, accrued, absolute, matured, unmatured, contingent or otherwise, and whether arising before (only in the case of clauses
(i), (iv) and (v) below) or after (in the case of clauses (i) through (vi) below) the Closing) as they may exist at and/or after the Closing: (i) all obligations and other liabilities of Seller under or relating to the Assigned Contracts, Additional Agreements and Assumed Leases; (ii) all obligations and other liabilities of Seller relating to any of the taxes, charges, fees and expenses that Purchaser is required to bear and pay pursuant to Section 1.4;
(iii) all costs and expenses related to Purchaser's taking possession and control of the Assets; (iv) to the extent Purchaser elects to make Cure Payments in excess of $100,000 pursuant to Section 9.2(b), any Cure Payments greater than $100,000; (v) in the event Purchaser elects to purchase the Canadian Assets, any and all costs, expenses and liabilities Purchaser is responsible to bear and pay pursuant to Section 4.9 and (vi) each other obligation or other liability of Seller relating to any of the Assets; it being understood by the Parties that all liabilities of the Canadian Subsidiary will continue to be liabilities of the Canadian Subsidiary.

         "ASSUMPTION NOTICE" has the meaning set forth in Section 1.9.

                                      A-1.

         "BANKRUPTCY CASE" means the Chapter 11 bankruptcy case to be commenced by Seller in the Bankruptcy Court.

         "BANKRUPTCY CODE" means the United States Bankruptcy Code, as amended from time to time.

         "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Northern District of California, San Francisco Division.

         "BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT" has the meaning set forth in Section 1.3(c).

         "BORROWING BASE" means an amount, determined on a quarterly basis, equal to (i) (x) 50% of Purchaser's net accounts receivable for the quarter for which the determination is being made as set forth on its unaudited quarterly balance sheet if Purchaser's net accounts receivable are more than 90% Purchaser's total revenue for such quarter, (y) 65% of Purchaser's net accounts receivable for the quarter for which the determination is being made as set forth on its unaudited quarterly balance sheet if Purchaser's net accounts receivable are less than 90% but at least 75% of Purchaser's total revenue for such quarter, or (z) 75% of Purchaser's net accounts receivable for the quarter for which the determination is being made as set forth on its unaudited quarterly balance sheet if Purchaser's net accounts receivable are less than 75% of Purchaser's total revenue for such quarter; plus (ii) 10% of Purchaser's inventory as set forth on its unaudited quarterly balance sheet for such quarter.

         "BREAK-UP FEE" has the meaning set forth in Section 9.2(a).

         "BROUSSARD FACILITY" means the premises located at 4105 Matte Boulevard, Broussard, Quebec, Canada, that is being leased to Seller.

         "BUSINESS" has the meaning set forth in the recitals to the Agreement.

         "CANADIAN ASSETS" has the meaning set forth in Section 1.1(l).

         "CANADIAN SUBSIDIARY" means Clarent Canada Ltd.

         "CASH BID" has the meaning set forth in Section 9.1(a).

         "CHARGES" has the meaning set forth in Section 1.4.

         "CLOSING" has the meaning set forth in Section 1.7.

         "CLOSING DATE" has the meaning set forth in Section 1.7.

         "CONFIDENTIALITY AGREEMENTS" means the letter agreement between the Parties, dated as of June 17, 2002 and the letter agreement between SG Cowen Securities Corporation and Purchaser, dated as of June 14, 2002.

                                      A-2.

         "CONSENT" means any consent, approval or waiver required pursuant to
Section 365(c)(1) of the Bankruptcy Code.

         "CONSIDERATION" has the meaning set forth in Section 1.3.

         "CONSOLIDATED NET INCOME" means for any period, the net income (or loss) of Purchaser and its Subsidiaries on a consolidated basis for such period taken as a single accounting period and determined in conformity with GAAP.

         "CONTINGENT OBLIGATION" means any direct or indirect liability, contingent or otherwise, with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another required to be reserved or accrued in accordance with GAAP; provided, however, that in no event shall Contingent Obligation mean any trade payables, accrued expenses, liability for unearned revenue or customer deposits, in each case arising in the ordinary course of business.

         "CURE PAYMENTS" has the meaning set forth in Section 1.8.

         "CUSTOMER CARE MAINTENANCE CONTRACTS" means any maintenance, support or warranty commitments made by Seller to its customers.

         "DISCLOSURE SCHEDULE" means the disclosure schedule delivered by Seller to Purchaser contemporaneously with the execution and delivery of the Agreement.

         "EBITDA" means for any period, Consolidated Net Income, PLUS the following, to the extent deducted in calculating Consolidated Net Income: (i) interest expense, (ii) taxes, (iii) depreciation expense, (iv) amortization expense and (v) all extraordinary, non-recurring, non-cash or unusual losses; MINUS all extraordinary, non-recurring, non-cash or unusual gains, to the extent added in calculating Consolidated Net Income.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCLUDED ASSETS" has the meaning set forth in Section 1.2.

         "GAAP" means generally accepted accounting principles as in effect from time to time.

         "INDEBTEDNESS" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all capital lease obligations and (c) all Contingent Obligations.

         "INITIAL CASH CONSIDERATION" has the meaning set forth in Section
1.3(a).

         "INVENTORY" has the meaning set forth in Section 1.1(j).

         "INVENTORY NOTE" has the meaning set forth in Section 1.3(d).

         "INTELLECTUAL PROPERTY" has the meaning set forth in Section 1.1(b).

         "LEGAL REQUIREMENT" means any law, rule or regulation of any governmental body.

                                      A-3.

         "LIABILITIES AMOUNT" has the meaning set forth in Section 4.9.

         "LITTLETON FACILITY" means the premises located at 1221 W. Mineral Avenue, Littleton, Colorado, that is being leased to Seller.

         "LOAN AND SECURITY AGREEMENT" has the meaning set forth in Section 1.3(a).

         "NON-ASSUMED LIABILITIES" has the meaning in Section 1.10(b).

         "NOTES" means the Primary Note, if applicable, the Inventory Note and either the Secured $3 Million Note or the Unsecured $3 Million Note, whichever is applicable.

         "PARTIES" has the meaning set forth in the introductory paragraph of the Agreement.

         "PERSON" means any individual, corporation, general partnership, limited partnership, limited liability company, trust, association, firm, organization, company, business, entity, union, society or governmental body.

         "PRE-CLOSING PERIOD" has the meaning set forth in Section 4.1.

         "PRIMARY LENDER" has the meaning set forth in the definition of Senior Indebtedness.

         "PRIMARY NOTE" has the meaning set forth in Section 1.3(a).

         "PROCEDURE ORDER" has the meaning in Section 9.2(a).

         "PURCHASER" has the meaning set forth in the introductory paragraph of the Agreement.

         "PURCHASER CLOSING CERTIFICATE" has the meaning set forth in Section 7.4(a).

         "PURCHASER CORPORATIONS" has the meaning set forth in Section 3.1(b).

         "PURCHASER SEC DOCUMENTS" has the meaning set forth in Section 3.1(a).

         "QUALIFIED FINANCING" means a financing in which Purchaser receives immediately upon the closing of such financing net cash funded proceeds of not less than $5,000,000; it being understood that in no event shall the first $5,000,000 in available Senior Indebtedness be deemed "net cash funded proceeds" for purposes of this definition.

         "RECEIVABLES" has the meaning set forth in 1.1(a).

         "SALE APPROVAL DATE" has the meaning set forth in Section 9.2(b).

         "SALE AUCTION" has the meaning set forth in Section 9.2(a).

         "SALE HEARING" means the hearing before the Bankruptcy Court to consider the Sale Motion.

         "SALE MOTION" has the meaning set forth in 9.2(b).

                                      A-4.

         "SALE PROCEDURE DATE" has the meaning set forth in Section 9.2(a).

         "SALE PROCEDURE MOTION" has the meaning set forth in Section 9.2(a).

         "SALE ORDER" has the meaning set forth in Section 9.2(b).

         "SEC" means the United States Securities and Exchange Commission.

         "SECURED $3 MILLION NOTE" has the meaning set forth in Section 1.3(b).

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLER" has the meaning set forth in the introductory paragraph of the Agreement.

         "SELLER CLOSING CERTIFICATE" has the meaning set forth in Section
6.3(a).

         "SELLER PERMITS" means all permits (including franchises, approvals, authorizations, licenses, orders, registrations, certificates, variances, exemptions and other similar permits or rights) obtained from any governmental entity relating to the Assets and all pending applications therefor.

         "SENIOR INDEBTEDNESS" means (i) principal of, and premium, if any, and interest on all Indebtedness of Purchaser for monies borrowed, including commercial paper and accounts receivable sold or assigned by Purchaser, and (ii) the principal of, and premium, if any, and interest on any indebtedness or obligations of a Subsidiary of the kinds described in clause (i) which are assumed or guaranteed in any manner by Purchaser, as any of such Indebtedness, obligations or liabilities described in the foregoing clauses (i) or (ii) may be amended, modified, restated, replaced, extended, refinanced, renewed or supplemented from time to time, and "Senior Indebtedness" shall include all Indebtedness, liabilities, debts and obligations of Purchaser to Silicon Valley Bank (or such other bank or financial institution that may participate in or provide financing in lieu of Silicon Valley Bank, "PRIMARY LENDER") under that certain Loan and Security Agreement, dated as of December 14, 2001, among Purchaser, Nact Telecommunications, Inc., Telemate.Net Software, Inc. and the Primary Lender, as amended, including all principal, interest, charges, fees and other expenses due and owing thereunder; provided, that in no event shall "Senior Indebtedness" ever exceed Senior Indebtedness Cap.

         "SENIOR INDEBTEDNESS CAP" means $10,000,000

                     (a) MINUS the principal amount of the Primary Note then
              outstanding,

                     (b) PLUS all interest, fees and expenses charged by
              Purchaser's Primary Lender under any applicable agreement,

                     (c) PLUS on and after the later to occur of the payment in full of (i) the Primary Note or (ii) the Inventory Note, an amount equal to the greater of (A) four (4) times Purchaser's EBITDA, calculated on a trailing 12-month basis, MINUS $10,000,000 or (B) any increase in the Borrowing Base, in each of the foregoing cases, measured at the end of each calendar quarter, beginning with the

                                      A-5.

              quarter ending March 31, 2003; it being understood that no increase to the Senior Indebtedness Cap shall take effect until the end of the second calendar quarter, or June 30, 2003.

         "SPECIFIED PATENTS" means the patents identified on Schedule 7 and all divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents in the U.S. and al foreign countries.

         "SPECIFIED TRADEMARKS" means the trademarks identified on Schedule 8.

         "SUBSIDIARY" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Purchaser, either directly or through an Affiliate, if any.

         "TECHNOLOGY" has the meaning set forth in Section 1.1(c).

         "UNQUALIFIED FINANCING" means any financing other than a Qualified Financing; it being understood that in no event shall the first $5,000,000 of Senior Indebtedness be deemed to comprise an Unqualified Financing for purposes of this definition.

         "UNSECURED $3 MILLION NOTE" has the meaning set forth in Section
1.3(b).

                                      A-6.

                                                                       EXHIBIT B

                      SECURED SUBORDINATED PROMISSORY NOTE

$[up to 5,000,000]                                     __________________, 2003
                                                         __________, California

         FOR VALUE RECEIVED, VERSO TECHNOLOGIES, INC., a Minnesota corporation ("BORROWER"), hereby unconditionally promises to pay to the order of CLARENT CORPORATION, a Delaware corporation ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of [_____________] Dollars ($[_______]) (the "LOAN") together with accrued and unpaid interest thereon, on the dates and in the manner set forth below.

         This Secured Subordinated Promissory Note (this "NOTE") is the Primary Note referred to, and defined in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated as of the date hereof, by and between Borrower and Lender (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "LOAN AGREEMENT"). Additional rights of Lender are set forth in the Loan Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

      1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be due and payable in the amounts set forth below, within three (3) business days of the dates set forth below. Notwithstanding the foregoing, the total amount outstanding hereunder shall be immediately due and payable upon the occurrence of a Change in Control.

         REPAYMENT DATE(1)                          REPAYMENT AMOUNT
          March 15, 2003                                $500,000
          April 15, 2003                                $250,000
          May 15, 2003                                  $250,000
          June 15, 2003                                 $250,000
          July 15, 2003                                 $500,000
          August 15, 2003                               $500,000
          September 15, 2003                            $500,000
          October 15, 2003                              $750,000
          November 15, 2003                             $750,000
          December 15, 2003                             $750,000

(1) Actual payment dates subject to change. If closing occurs after 12/15/02, then first repayment date shall be 90 days thereafter, and subsequent repayment dates shall follow at regular monthly intervals.

                                      B-1.

         2. INTEREST RATE. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of ten percent (10%) per annum or the maximum rate permissible by law (which, under the laws of the State of California, shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Beginning thirty (30) days after the date of this Note, interest shall be due and payable monthly not later than the [15th] [___] day of each calendar month and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

Upon the occurrence and during the continuance of an Event of Default pursuant to Section 6 below, all amounts owing hereunder shall bear interest at fifteen percent (15%) per annum or the maximum amount permissible by law (which, under the laws of the State of California, shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less.

         3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender, 700 Chesapeake Drive, Redwood City, California 94063, unless another place of payment shall be specified in writing by Lender.

         4. APPLICATION OF PAYMENTS. Payments on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

         5. SECURED NOTE. The full amount of this Note is secured by the Collateral referred to and defined in the Loan Agreement. Borrower shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on or in the Collateral, or on or in any portion thereof, except as permitted pursuant to the Loan Agreement.

         6. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

             (a) Borrower fails to pay any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

             (b) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

             (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

             (d) An "Event of Default" occurs under the Loan Agreement.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (B) or (C) above, automatically, be immediately due, payable and collectible by Lender pursuant to the Loan Agreement and applicable law.

         7. SUBORDINATION. The indebtedness evidenced by this Note is hereby subordinated in right of payment to the prior payment in full of the Senior Indebtedness, but only to the extent and in the manner expressly hereinafter set forth. Lender acknowledges and agrees that the indebtedness represented hereby


                                      B-2.

and the exercise of Lender's rights and remedies under this Note shall be subject to the terms and conditions of the Subordination Agreement.

         7.1 INSOLVENCY PROCEEDINGS. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Borrower,
(a) no amount shall be paid by Borrower in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed by or on behalf of Lender which shall assert any right to receive any payments in respect of the principal of and interest on this Note, except that Lender may file a claim or proof of claim asserting rights to receive principal and interest subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

         7.2 FURTHER ASSURANCES. By acceptance of this Note, Lender agrees to execute and deliver customary forms of subordination agreements requested from time to time by the Senior Creditors and Borrower may require that Lender execute such forms of subordination agreement, provided that in each case, such forms shall not impose on Lender terms less favorable than those provided in the Subordination Agreement.

         7.3 OTHER INDEBTEDNESS. Indebtedness of Borrower that does not constitute Senior Indebtedness shall not be senior in any respect to the indebtedness represented by this Note.

         7.4 SUBROGATION. Subject to the payment in full of the Senior Indebtedness, Lender shall be subrogated to the rights of the Senior Creditors (to the extent of the payments or distributions made to such Senior Creditors pursuant to the provisions of this Section 7) to receive payments and distributions of assets of Borrower applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Borrower and its creditors, other than the Senior Creditors and Lender, be deemed to be a payment by Borrower to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the Senior Creditors to which Lender would be entitled except for the provisions of this
Section 7 shall, as between Borrower and its creditors, other than the Senior Creditors and Lender, be deemed to be a payment by Borrower to or on account of the Senior Indebtedness.

         7.5 LIEN SUBORDINATION. Any lien or security interest of Lender, whether now or hereafter existing in connection with the amounts due under this Note, on any assets or property of Borrower or any proceeds or revenues therefrom which Lender may have at any time as security for any amounts due and obligations under this Note, shall be subordinate to all liens or security interests previously granted to a Senior Creditor by Borrower or by law notwithstanding the date, order or method of attachment or perfection of any such lien or security interest or the provisions of any applicable law.

         7.6 NO IMPAIRMENT. Subject to the rights, if any, of the Senior Creditors under this Section 7 to receive payments otherwise payable or deliverable to Lender, nothing contained in this Section 7 shall impair, as between Borrower and Lender, the obligation of Borrower, subject to the terms and conditions hereof, to pay to Lender the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Lender, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

                                      B-3.

         7.7 APPLICABILITY OF PRIORITIES. The priority of the Senior Creditors provided for herein with respect to security interests and liens are applicable only to the extent that such security interests and liens are enforceable and perfected and have not been avoided; if a security interest or lien is judicially determined to be unenforceable or unperfected or is judicially avoided with respect to any claim of the Senior Creditors or any part thereof, the priority provided for herein shall not be available to such security interest or lien to the extent that is avoided or determined to be unenforceable or unperfected. The foregoing notwithstanding, Lender covenants and agrees that it shall not challenge, attack or seek to avoid any security interest or lien to the extent it secures any of the Senior Indebtedness.

         7.8 RELIANCE OF THE SENIOR CREDITORS. Lender, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each Senior Creditor, and each such Senior Creditor shall be deemed conclusively to have relied on such subordination provisions in continuing to hold, such Senior Indebtedness.

      8. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

      9. CHOICE OF LAW AND VENUE. This Note will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law). If any legal proceeding or other legal action relating to this Note is brought or otherwise initiated, the venue therefor will be the Bankruptcy Court. Borrower and Lender hereby expressly and irrevocably consent and submit to the jurisdiction of the Bankruptcy Court.

      10. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof; provided, however, that neither this Note nor any rights hereunder may be assigned by Borrower. Lender may assign its rights under this Note at any time, in whole or in part, to any third party, without consent from, or notice to, Borrower.

                          [THE SIGNATURE PAGE FOLLOWS.]

                                      B-4.

BORROWER:                                        VERSO TECHNOLOGIES, INC.

                                                 By:
                                                    ----------------------------
                                                 Printed Name:
                                                              -----------------
                                                 Title:
                                                       -------------------------

LENDER:                                          CLARENT CORPORATION

                                                 By:
                                                    ----------------------------

                                                 Printed Name:
                                                              ------------------

                                                 Title:
                                                       -------------------------

                                      B-5.

                                                                       EXHIBIT C

                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT, dated as of ______________, 2003 (this "AGREEMENT"), is entered into by and between CLARENT CORPORATION, a Delaware corporation ("LENDER"), and VERSO TECHNOLOGIES, INC., a Minnesota corporation ("BORROWER").

                                    RECITALS

A. Borrower and Lender entered into an Asset Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of December ___, 2002, pursuant to which Borrower agreed to acquire from Lender the Assets, on the terms and conditions set forth in the Purchase Agreement.

B. Borrower has requested certain loans from Lender to enable it to acquire the Assets. Lender has agreed to provide to Borrower the following loans:

      1. pursuant to Section 1.3(a) of the Purchase Agreement, a loan in the maximum principal amount of $5,000,000 secured by the Assets (to the extent such loan is made, the "PRIMARY LOAN"); and

      2. pursuant to Section 1.3(d) of the Purchase Agreement, either (a) a loan in the aggregate principal amount of $1,800,000 secured by the Assets (the "SECURED INVENTORY LOAN") or (b) an unsecured loan in the aggregate principal amount of $1,800,000 (the "UNSECURED INVENTORY LOAN"); and

      3. pursuant to Section 1.3(b) of the Purchase Agreement, either (a) a loan in the original aggregate principal amount of $3,000,000 secured by the Assets (the "SECURED $3 MILLION LOAN") or (b) an unsecured loan in the original aggregate principal amount of $3,000,000 (the "UNSECURED $3 MILLION LOAN").

      This Agreement contains the terms and conditions on which Lender shall make the Loans.

C. Borrower acknowledges and understands that Lender is relying upon the execution, delivery and performance of this Agreement by Borrower and upon the representations, warranties and covenants of Borrower set forth herein.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

      1.    DEFINITIONS AND CONSTRUCTION.

            1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

      "$3 MILLION LOAN" means either the Secured $3 Million Loan or the Unsecured $3 Million Loan, whichever is applicable.

      "$3 MILLION NOTE" means either the Secured $3 Million Note or the Unsecured $3 Million Note, whichever is applicable.


                                      C-1.

      "ACCOUNTS" means "accounts" as such term is defined in the Code, but only to the extent that such Accounts constitute Collateral.

      "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly owns or controls such Person, any Person that directly or indirectly controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors and partners.

      "ASSETS" has the meaning set forth in the Purchase Agreement.

      "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Northern District of California, San Francisco Division.

      "BORROWING BASE" means an amount, determined on a quarterly basis, equal to (i) (x) 50% of Borrower's net accounts receivable for the quarter for which the determination is being made as set forth on its unaudited quarterly balance sheet if Borrower's net accounts receivable are more than 90% Borrower's total revenue for such quarter, (y) 65% of Borrower's net accounts receivable for the quarter for which the determination is being made as set forth on its unaudited quarterly balance sheet if Borrower's net accounts receivable are less than 90% but at least 75% of Borrower's total revenue for such quarter, or (z) 75% of Borrower's net accounts receivable for the quarter for which the determination is being made as set forth on its unaudited quarterly balance sheet if Borrower's net accounts receivable are less than 75% of Borrower's total revenue for such quarter; plus (ii) 10% of Borrower's inventory as set forth on its unaudited quarterly balance sheet for such quarter.

      "CHANGE IN CONTROL" shall mean a transaction in which any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

      "CLOSING DATE" has the meaning set forth in the Purchase Agreement.

      "CODE" means the Uniform Commercial Code as in effect in the State of California. In the event that any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Commercial Code as in effect in a jurisdiction other than California, the term "Code" shall mean the Uniform Commercial Code as in effect at such time in such other jurisdiction.

      "COLLATERAL" means the property described on EXHIBIT A attached hereto.

      "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period and determined in conformity with GAAP.

      "CONTINGENT OBLIGATION" means any direct or indirect liability, contingent or otherwise, with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another required to be reserved or accrued in accordance with GAAP; provided, that in no event shall Contingent Obligation mean any trade payables, accrued expenses, liability for unearned revenue or customer deposits, in each case arising in the ordinary course of business.


                                      C-2.

      "COPYRIGHTS" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

      "EBITDA" means, for any period, Consolidated Net Income, PLUS the following, to the extent deducted in calculating Consolidated Net Income: (i) interest expense, (ii) taxes, (iii) depreciation expense, (iv) amortization expense and (v) all extraordinary, non-recurring, non-cash or unusual losses; MINUS all extraordinary, non-recurring, non-cash or unusual gains, to the extent added in calculating Consolidated Net Income.

      "EQUIPMENT" means all machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest, but only to the extent that such Equipment constitutes Collateral.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

      "EVENT OF DEFAULT" has the meaning assigned to such term in Section 8.

      "FINANCING STATEMENT" means financing statements (forms UCC-1) naming Borrower as debtor and Lender as secured party relating to the Secured Obligations and filed in all appropriate jurisdictions.

      "GAAP" means generally accepted accounting principles as in effect from time to time.

      "INDEBTEDNESS" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all capital lease obligations and (c) all Contingent Obligations.

      "INTELLECTUAL PROPERTY" means, collectively, all of Borrower's Copyrights, Trademarks and Patents, but only to the extent that such Copyrights, Trademarks and Patents constitute Collateral.

      "INSOLVENCY PROCEEDING" means any action, suit, case or proceeding commenced by or against Borrower or any Subsidiary for the appointment of a receiver for Borrower, any Subsidiary, any of Borrower's property or any property of any Subsidiary, for an order for relief under any chapter of the United States bankruptcy code, as an assignment for the benefit of creditors or for any relief under any other insolvency law relating to the readjustment, reorganization, composition or extension of debts owed by Borrower or any Subsidiary.

      "INVENTORY" means "inventory" as such term is defined in the Code, but only to the extent that such Inventory constitutes Collateral.

      "INVENTORY LOAN" means either the Secured Inventory Loan or the Unsecured Inventory Loan, whichever is applicable.

      "INVENTORY NOTE" means either the Secured Inventory Note or the Unsecured Inventory Note, whichever is applicable.

      "INVESTMENT" means any beneficial ownership of less than all of the equity interests of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.


                                      C-3.

      "IP SECURITY AGREEMENT" means that certain Intellectual Property Security Agreement, dated as of the date hereof, by and between Lender and Borrower.

      "LENDER EXPENSES" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the enforcement of the Loan Documents and all of Lender's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including reasonable fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding), whether or not a suit is brought.

      "LIEN" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

      "LOANS" means the $3 Million Loan, the Primary Loan and the Inventory
Loan.

      "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the IP Security Agreement, the Financing Statement and any other agreement entered into between Borrower and Lender in connection with this Agreement.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole.

      "NOTES" means, individually and collectively, the Inventory Note, the $3 Million Note and the Primary Note.

      "OBLIGATIONS" means, individually and collectively, the Secured Obligations and the Unsecured Obligations.

      "PATENTS" means all patents, patent applications and like protections including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

      "PERMITTED INDEBTEDNESS" means:

            (a)   All Senior Indebtedness;

            (b)   Trade debt incurred in the ordinary course of business;

            (c) (i) While any of the Secured Obligations remain outstanding, Indebtedness subordinated to the Secured Obligations on terms satisfactory to Lender, in its reasonable discretion, and (ii) upon the indefeasible payment in full of the Secured Obligations, Indebtedness which, by its terms, is subordinated to the Obligations, provided, that, at least 30 days prior to the incurrence of such Indebtedness, Borrower provides Lender with written notice thereof;

            (d) Indebtedness existing on the date hereof and disclosed on the Schedule; and

            (e) On and after the later to occur of the payment in full of (i) the Primary Note or (ii) the Inventory Note, Indebtedness of a Person that becomes a Subsidiary after the date hereof, provided that each of the following conditions is met: (i) such Indebtedness will not cause Borrower to exceed the Senior Indebtedness Cap,


                                      C-4.

                  and (ii) immediately before and after giving effect to the acquisition of such Person by Borrower, no Event of Default shall have occurred and be continuing.

      "PERMITTED LIENS" means:

            (a)   Liens that secure Senior Indebtedness;

            (b)   Liens that constitute purchase money security interests;

            (c) Liens for taxes not yet payable or Liens for taxes being contested in good faith by appropriate proceedings with adequate reserves under GAAP;

            (d) Liens of materialmen, mechanics, warehousemen, carriers and other similar Liens arising in the ordinary course of business;

            (e)   Liens incurred in connection with Senior Indebtedness;

            (f) Liens incurred in connection with Indebtedness permitted pursuant to clause (d) of the definition of "Permitted Indebtedness";

            (g) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; and

            (h) Liens consented to by Lender, which consent shall not be unreasonably withheld, delayed or conditioned.

      "PERSON" means any individual, corporation, general partnership, limited partnership, limited liability company, trust, association, firm, organization, company, business, entity, union, society or governmental body.

      "PRIMARY LOAN" has the meaning set forth in Recital B.

      "PRIMARY NOTE" means a promissory note evidencing the Primary Loan in substantially the same form as EXHIBIT D attached hereto.

      "PURCHASE AGREEMENT" has the meaning set forth in Recital A.

      "QUALIFIED FINANCING" means a financing in which Borrower receives, immediately upon the closing of such financing, net cash funded proceeds of not less than $5,000,000; it being understood that in no event shall the first $5,000,000 of Senior Indebtedness be deemed "net cash funded proceeds" for purposes of this definition.

      "SCHEDULE" means the Schedule of Exceptions attached hereto.

      "SECURED $3 MILLION LOAN" has the meaning set forth in Recital B.

      "SECURED $3 MILLION NOTE" means a promissory note evidencing the Secured $3 Million Loan in substantially the same form as EXHIBIT B-1 attached hereto.

      "SECURED INVENTORY LOAN" has the meaning set forth in Recital B.


                                      C-5.

      "SECURED INVENTORY NOTE" means a promissory note evidencing the Secured Inventory Loan in substantially the same form as EXHIBIT C-1 attached hereto.

      "SECURED LOANS" means, individually and collectively, (i) the Primary Loan, (ii) the Secured $3 Million Loan and (iii) the Secured Inventory Note.

      "SECURED NOTES" means, individually and collectively, the Primary Note, the Secured Inventory Note, and, if applicable, the Secured $3 Million Note, to the extent it is secured.

      "SECURED OBLIGATIONS" means all debt, principal, interest, Lender Expenses and other amounts owed to Lender by Borrower at any time in connection with the applicable Secured Notes (with respect to the $3 Million Note only, to the extent, and only to the extent, that the Secured $3 Million Note is secured in accordance with this Agreement), including any interest that accrues after the commencement of an Insolvency Proceeding.

      "SENIOR CREDITOR" means any holder of any Senior Indebtedness.

      "SENIOR INDEBTEDNESS" means (i) the principal of, and premium, if any, and interest on all Indebtedness of Borrower for monies borrowed, including commercial paper and accounts receivable sold or assigned by Borrower, and (ii) the principal of, and premium, if any, and interest on any indebtedness or obligations of a Subsidiary of the kinds described in clause (i), above, which are assumed or guaranteed in any manner by Borrower, as any of such Indebtedness, obligations or liabilities described in the foregoing clauses (i) or (ii) may be amended, modified, restated, replaced, extended, refinanced, renewed or supplemented from time to time, and "Senior Indebtedness" shall include all Indebtedness, liabilities, debts and obligations of Borrower to Silicon Valley Bank (or such other bank or financial institution that may participate in or provide financing in lieu of Silicon Valley Bank, "PRIMARY LENDER") under that certain Loan and Security Agreement, dated as of December 14, 2001, among Borrower, Nact Telecommunications, Inc., Telemate.Net Software, Inc. and the Primary Lender, as amended, including all principal, interest, charges, fees and other expenses due and owing thereunder, provided, that in no event shall "Senior Indebtedness" ever exceed the Senior Indebtedness Cap.

      "SENIOR INDEBTEDNESS CAP" means $10,000,000

            (a) MINUS the principal amount of the Primary Note then outstanding,

            (b) PLUS all interest, fees and expenses charged by Borrower's Primary Lender under any applicable agreement,

            (c) PLUS, on and after the later to occur of the payment in full of (i) the Primary Note or (ii) the Inventory Note, an amount equal to the greater of (A) four (4) times Borrower's EBITDA, calculated on a trailing 12-month basis, minus $10,000,000, or
                  (B) any increase in the Borrowing Base, in each of the foregoing cases, measured at the end of each calendar quarter, beginning with the quarter ending March 31, 2003; it being understood that no increase to the Senior Indebtedness Cap shall take effect until the end of the second calendar quarter, or June 30, 2003.

      "SUBORDINATION AGREEMENT" has the meaning assigned to such term in Section 9.7.

      "SUBSIDIARY" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board


                                      C-6.

of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate, if any.

      "TRADEMARKS" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

      "UNQUALIFIED FINANCING" means any financing other than a Qualified Financing; it being understood that in no event shall the first $5,000,000 of Senior Indebtedness be deemed to comprise an Unqualified Financing for purposes of this definition.

      "UNSECURED $3 MILLION LOAN" has the meaning set forth in Recital B.

      "UNSECURED $3 MILLION NOTE" means a promissory note evidencing the Unsecured $3 Million Loan in substantially the same form as EXHIBIT B-2 attached hereto.

      "UNSECURED INVENTORY LOAN" has the meaning set forth in Recital B.

      "UNSECURED INVENTORY NOTE" means a promissory note evidencing the Unsecured Inventory Loan in substantially the same form as EXHIBIT C-2 attached hereto.

      "UNSECURED LOANS" means, individually and collectively, the Unsecured $3 Million Loan and the Unsecured Inventory Loan.

      "UNSECURED NOTES" means, individually and collectively, the Unsecured $3 Million Note and the Unsecured Inventory Note.

      "UNSECURED OBLIGATIONS" means all debt, principal, interest, Lender Expenses and other amounts owed to Lender by Borrower at any time in connection with the applicable Unsecured Notes, including any interest that accrues after the commencement of an Insolvency Proceeding.

      2.    LOANS.

            2.1 AMOUNT AND MATURITY. Subject to the terms and conditions set forth herein, Lender shall advance to Borrower the Primary Loan, the Inventory Loan and the $3 Million Loan in accordance with the terms and conditions set forth in the Primary Note, the Inventory Note and the $3 Million Note, respectively. The aggregate outstanding principal balance of the Primary Loan, the Inventory Loan and the $3 Million Loan, plus all accrued and unpaid interest thereon, shall be due and payable in full in immediately available funds on the maturity dates set forth in the Primary Note, the Inventory Note and the $3 Million Loan, respectively.

            2.2 INTEREST. The Primary Loan, the Inventory Loan and the $3 Million Loan shall bear interest on the sum of the unpaid principal balance thereof on each day until such Loan shall have been fully repaid at the per annum rates and to the extent set forth in the Primary Note, Inventory Note and $3 Million Note, respectively.

            2.3 PRINCIPAL REPAYMENT. Principal and interest on the Primary Loan, the Inventory Loan and the $3 Million Loan shall be due and payable in accordance with the terms and conditions set forth in the Primary Note, Inventory Note and $3 Million Note, respectively.


                                      C-7.

            2.4 MANDATORY PREPAYMENT. Borrower shall cause the proceeds of any Qualified Financing or Unqualified Financing (less reasonable closing costs not to exceed $500,000) to be paid directly to Lender for repayment of the outstanding principal amount of, and accrued interest on, the Primary Note, until paid in full.

      3.    CONDITIONS PRECEDENT TO LOANS.

            3.1 CONDITIONS PRECEDENT TO SECURED LOANS. The obligation of Lender to make the applicable Secured Loans is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, each of the following:

                  (A) each of the Secured Notes, duly executed by Borrower, as applicable;

                  (B)   the IP Security Agreement, duly executed by Borrower;
                        and

                  (C)   the Financing Statement.

            3.2 CONDITIONS PRECEDENT TO UNSECURED LOANS. The obligation of Lender to make the applicable Unsecured Loans is subject to the condition precedent that Lender shall have received each of the applicable Unsecured Notes, duly executed by Borrower.

            3.3 CONDITIONS PRECEDENT TO ALL LOANS. In addition to the foregoing conditions precedent, the obligation of Lender to make the Loans is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, each of the following:

                  (A)   this Agreement, duly executed by Borrower;

                  (B)   the Purchase Agreement, duly executed by Borrower;

                  (C) an officer's certificate of Borrower with respect to its articles of incorporation and bylaws, resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents, and incumbency;

                  (D) to the extent required, consent to the consummation and performance of the transactions contemplated by the Loan Documents from existing lenders and lessors, including Silicon Valley Bank;

                  (E) evidence that all UCC-1 financing statements filed by WA Telcom Products Co., Inc. against Borrower have been terminated; and

                  (F) such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

      4.    CREATION OF SECURITY INTEREST WITH RESPECT TO OBLIGATIONS.

            The provisions of this Article 4 shall apply only if Lender makes a Secured Loan to Borrower.

            4.1 GRANT OF SECURITY INTEREST. Borrower grants and pledges to Lender a continuing security interest in all Collateral to secure prompt repayment of the Secured Obligations and to secure


                                      C-8.

prompt performance by Borrower of each of its covenants and duties under the applicable Secured Notes. Such security interest constitutes a valid security interest in such Collateral, junior only to the security interest granted by Borrower in connection with the Senior Indebtedness.

            4.2 AUTHORIZATION TO FILE; DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower authorizes Lender to file financing statements without notice to Borrower, with all appropriate jurisdictions, in order to perfect or protect Lender's security interests in the Collateral. Borrower shall execute and deliver to Lender all documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents to the extent such transactions relate to the applicable Secured Notes.

            4.3 TERMINATION OF SECURITY INTERESTS. The security interests granted hereunder shall terminate upon the indefeasible payment in full of the Secured Obligations. Notwithstanding the foregoing, the security interests securing the Secured $3 Million Loan shall terminate if the Primary Loan is indefeasibly paid in full on or before the six-month anniversary of the Closing Date. If the Primary Loan is not indefeasibly paid in full on or before the six-month anniversary of the Closing Date, then the security interests securing the Secured $3 Million Loan shall terminate upon the later to occur of the indefeasible payment in full of (a) the Primary Note and (b) the Inventory Note. Borrower shall be responsible for any costs relating to any such termination.

      5.    REPRESENTATIONS AND WARRANTIES.

            Borrower represents and warrants as follows:

            5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

            5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery and performance of the Loan Documents are within Borrower's powers, have been duly authorized and are not in conflict with nor constitute a breach of any provision contained in Borrower's articles of incorporation or bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound.

            5.3 LITIGATION. Except as disclosed in the Purchaser SEC Documents (as defined in the Purchase Agreement), there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect.

            5.4 SOLVENCY; PAYMENT OF DEBTS. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.


                                      C-9.

            5.5 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE; STATES IN WHICH QUALIFIED TO DO BUSINESS. Except as set forth on the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof. All jurisdictions in which Borrower is or has been qualified to do business or has or has had an address within the last five years are set forth on the Schedule.

            5.6 COMPLIANCE WITH LAWS AND REGULATIONS. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower is in compliance with all environmental laws, regulations and ordinances except where the failure to comply is not reasonably likely to have a Material Adverse Effect. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP.

            5.7 GOVERNMENT CONSENTS. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

            5.8 INBOUND LICENSES. Borrower is not a party to, nor is bound by, any license or other agreement that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property (to the extent that such license or agreement constitutes Collateral).

            5.9 QUALIFIED FINANCINGS AND UNQUALIFIED FINANCINGS. From the date of the Purchase Agreement through and until the date hereof, Borrower has delivered to Lender all amounts made available to it in connection with any Qualified Financing or Unqualified Financing (less reasonable closing costs not to exceed $500,000) to the extent such amount was equal to or less than $5,000,000.

            5.10 CURRENT INDEBTEDNESS. As of the date hereof, the total amount of Borrower's Senior Indebtedness does not exceed the Senior Indebtedness Cap.

            5.11 NO DEFAULT UNDER SENIOR INDEBTEDNESS. No "event of default" exists under any agreement or document constituting Senior Indebtedness.

            5.12 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Lender pursuant to the Loan Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.


                                     C-10.

      6.    AFFIRMATIVE COVENANTS.

            6.1 GOOD STANDING AND GOVERNMENT COMPLIANCE. Until satisfaction in full of all outstanding Obligations, Borrower shall maintain its and each of its Subsidiaries' corporate existence in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Until satisfaction in full of all outstanding Obligations, Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Lender's Lien on the Collateral.

            6.2 TAXES. Until satisfaction in full of all outstanding Obligations, Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state and local taxes, assessments or contributions required of it by law, including those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Lender, on its reasonable request, proof satisfactory to Lender indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof.

            6.3 INSURANCE.

                  (A) Until satisfaction in full of all outstanding Secured Obligations, Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Borrower's.

                  (B) Upon Lender's request and until satisfaction in full of all outstanding Secured Obligations, Borrower shall deliver to Lender certified copies of the policies of insurance and evidence of all premium payments. If an Event of Default has occurred and is continuing, all proceeds payable under any casualty policy shall, at Lender's option and subject to the rights of any Senior Creditor, be payable to Lender to be applied toward the Secured Obligations.

            6.4 FURTHER ASSURANCES. At any time and from time to time until satisfaction in full of all outstanding Obligations, Borrower shall execute and deliver such further instruments and take such further action as may be reasonably requested by Lender to effect the purposes of the Loan Documents.

            6.5 REPORTING REQUIREMENTS. Borrower will deliver to Lender, no later than 40 calendar days after the last day of each calendar quarter, a Compliance Report in the form of EXHIBIT E. In addition, Borrower will notify Lender immediately of the occurrence of an "event of default" under any agreement or document constituting Senior Indebtedness.

      7. NEGATIVE COVENANTS. Borrower covenants and agrees that until satisfaction in full of the Obligations, Borrower will not do any of the following without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned, except as set forth below:

                  (A) convey, sell, lease, transfer or otherwise dispose of (collectively, to "TRANSFER"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other


                                     C-11.

than (i) Inventory and licenses in the ordinary course of its business, (ii) such surplus or excess property disclosed on the Schedule and (iii) Transfers of property which do not exceed $250,000 in the aggregate in any calendar year;

                  (B) without at least thirty (30) days prior written notice to Lender, relocate its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral or any office or facility at which Collateral is located;

                  (C) without at least thirty (30) days prior written notice to Lender, change its jurisdiction of incorporation, its corporate name, any trade name or corporate structure;

                  (D) without at least thirty (30) days prior written notice to Lender, change its federal taxpayer identification number;

                  (E) merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where each of the following conditions is met:

                        (I) no Event of Default exists or would exist immediately after giving effect to any such transaction;

                        (II) Borrower is the continuing or surviving company and no Change of Control shall occur as a result of such transaction; and

                        (III) such transaction would not result in a decrease of more than 10% of Borrower's consolidated EBITDA.

                        For purposes of clause (iii) above, and to the extent Borrower is relying on debt financing to consummate any such transaction, then, for purposes of calculating the Senior Indebtedness Cap, Borrower may include the target company's EBITDA (as adjusted on a pro forma basis to eliminate any reasonably expected cost reductions to be made in connection with such transaction, but only to the extent such pro forma adjustments are commercially reasonable) and trade accounts receivable in such calculation, but only to the extent that (A) Borrower has a reasonable, good faith belief that such target company's EBITDA and trade accounts receivable shall continue at their then-current levels and (B) Borrower complies with Section 7(f);

                  (F) create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, provided, that to the extent Borrower has the right to incur additional Senior Indebtedness based on an increase in the Senior Indebtedness Cap, then Borrower shall deliver to Lender, prior to the date of the incurrence of such Permitted Indebtedness, a certificate signed by the chief financial officer of Borrower, containing the calculations on which the amount of such Permitted Indebtedness was determined, together with the amount of, and lending institution providing, such Permitted Indebtedness;

                  (G) so long as any of the Secured Obligations remain outstanding, create, incur, assume or allow any Lien with respect to any of its property, except for Permitted Liens, or assign or otherwise convey any right to receive income, or permit any of its Subsidiaries so to do, other than in the ordinary course of business;


                                     C-12.

                  (H) pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock;

                  (I) subject to the limitations set forth in Section 7(e), directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, in excess of $500,000 in the aggregate in any calendar year;

                  (J) directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, or permit any of its Subsidiaries so to do, other than arm's length transactions on terms no less favorable than those available to unrelated third parties and otherwise permitted hereunder;

                  (K) so long as any of the Secured Obligations remain outstanding, store the Inventory or the Equipment with a bailee, warehouseman or similar party unless Lender or a Senior Creditor has received a pledge of the warehouse receipt covering such Inventory, unless waived by all Senior Creditors (excluding Lender);

                  (L) so long as any of the Secured Obligations remain outstanding, keep the Inventory and Equipment at a location other than as set forth in on the Schedule, except for Inventory sold in the ordinary course of business;

                  (M) become or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of the Loan for such purpose;

                  (N) fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender's Lien on the Collateral;

                  (O) enter into any Qualified Financing or Unqualified Financing without the ability or right to deliver the net proceeds thereof to Lender in the manner set forth in Section 2.4;

                  (P) use any portion of the debt or equity obtained through any Qualified Financing or Unqualified Financing (less reasonable closing costs not to exceed $500,000) for any purpose other than to repay the Primary Note until the outstanding principal amount of, and accrued interest on, the Primary Note are paid in full; or

                  (Q) permit any of its Subsidiaries to do any of the foregoing.

      8.    EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

            8.1 PAYMENT DEFAULT. If Borrower fails to pay any of the Obligations when due;


                                     C-13.

            8.2 COVENANT DEFAULT. If Borrower fails to perform any obligation under Article 6 and the same is not cured within five (5) business days thereafter, or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform or observe any other material term, provision, condition or covenant contained in this Agreement, in any of the other Loan Documents or in any other agreement between Borrower and Lender;

            8.3 PURCHASE AGREEMENT. If there occurs a default on the part of Borrower under the Purchase Agreement;

            8.4 CHANGE IN CONTROL. If there occurs a Change in Control;

            8.5 MATERIAL ADVERSE EFFECT. If an event occurs that has a Material Adverse Effect;

            8.6 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten days after Borrower receives notice thereof;

            8.7 INSOLVENCY. If (a) Borrower or any of its Subsidiaries becomes insolvent, or (b) an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries, or (c) an Insolvency Proceeding is commenced against Borrower or any of its Subsidiaries and is not dismissed within sixty (60) days thereafter;

            8.8 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties pursuant to which such third party or parties accelerate the maturity of any Indebtedness in an amount in excess of $300,000 and such acceleration is not rescinded or annulled within any applicable cure period; or

            8.9 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Lender pursuant to this Agreement or to induce Lender to enter into this Agreement or any other Loan Document.

      9.    LENDER'S RIGHTS AND REMEDIES.

            9.1 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default, and subject to the rights of any Senior Creditor, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                  (A) Declare all Obligations, whether evidenced by this Agreement, any of the Notes, the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.7, all Obligations shall become immediately due and payable without any action by Lender);


                                     C-14.

                  (B) Make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or Lien, which in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity or otherwise;

                  (C) Settle or adjust disputes and claims directly with Account debtors for amounts, upon terms and in whatever order that Lender reasonably considers advisable (but only to the extent that such Accounts constitute Collateral);

                  (D) Set off and apply to the Obligations any and all indebtedness at any time owing to Borrower by Lender;

                  (E) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, the Intellectual Property, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and, in connection with Lender's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                  (F) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Lender deems appropriate; and

                  (G) Credit bid and purchase at any public sale.

Any deficiency in the Secured Obligations that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

            9.2 POWER OF ATTORNEY. Effective only during the existence of an Event of Default, and subject to the rights of any Senior Creditor, Borrower hereby irrevocably appoints Lender (and any of Lender's designated officers or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Lender's security interest in the Accounts (but only to the extent that such Accounts constitute Collateral); (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Lender's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts and notices to account debtors; (d) dispose of any Collateral; (e) make, settle and adjust all claims under and decisions with respect to Borrower's policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Lender determines to be reasonable; (g) to amend or otherwise modify, in its sole discretion, the IP Security Agreement, without first obtaining Borrower's approval of or signature to such amendment or modification; (h) to transfer the Intellectual Property into the name of Lender or a third party to the extent permitted under the Code; and (i) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of


                                     C-15.

the Collateral; provided that Lender may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.3 regardless of whether an Event of Default has occurred. The appointment of Lender as Borrower's attorney-in-fact, and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully satisfied and performed.

            9.3 LENDER EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.3, and take any action with respect to such policies as Lender deems prudent. Any amounts so paid or deposited by Lender shall constitute Lender Expenses, shall be immediately due and payable, shall bear interest at the then applicable rate hereinabove provided and, if the Loans hereunder are Secured Loans, shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.

            9.4 LENDER'S LIABILITY FOR COLLATERAL. So long as Lender complies with the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

            9.5 REMEDIES CUMULATIVE. Lender's rights and remedies under this Agreement, the Loan Documents and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election or acquiescence by it. No waiver by Lender shall be effective unless made in a written document signed on behalf of Lender and then shall be effective only in the specific instance and for the specific purpose for which it was given.

            9.6 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and notice of any default.

            9.7 SUBORDINATION AGREEMENT. Concurrent with the execution of this Agreement, Lender and Borrower shall enter into a subordination agreement with Silicon Valley Bank in substantially the form attached hereto as EXHIBIT F (as the same may be amended from time to time, the "SUBORDINATION AGREEMENT"), and Lender acknowledges and agrees that the Indebtedness incurred by Borrower hereunder in favor of Lender, and Lender's rights and remedies hereunder in respect thereof, shall be subject to the terms of the Subordination Agreement.

      10.   NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents, which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by facsimile to Borrower or to Lender, as the case may be, at its addresses set forth below:


                                     C-16.

    If to Borrower:              VERSO TECHNOLOGIES, INC.

                                 400 Galleria Parkway, Suite 300
                                 Atlanta, GA  30339
                                 Attention:  Juliet M. Reising
                                 Facsimile:  (678) 589-3572

                                           with a copy to:

                                 Rogers & Hardin LLP
                                 2700 International Tower
                                 229 Peachtree Street NE
                                 Atlanta, GA  30303
                                 Attention:  Steven E. Fox and Robert C. Hussle
                                 Facsimile:  (404) 525-2224

    If to Lender:                CLARENT CORPORATION

                                 700 Chesapeake Drive
                                 Redwood City, CA  94063
                                 Attention:  Legal Department
                                 Facsimile:  (650) 368-6327

                                           with a copy to:

                                 Cooley Godward LLP
                                 Five Palo Alto Square
                                 3000 El Camino Real
                                 Palo Alto, CA 94306
                                 Attention:  Deborah J. Ludewig and
                                 Jennifer Fonner DiNucci
                                 Facsimile: (650) 849-7400

      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

      11. CHOICE OF LAW AND VENUE. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law). If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor will be the Bankruptcy Court. Borrower and Lender hereby expressly and irrevocably consent and submit to the jurisdiction of the Bankruptcy Court.

      12. GENERAL PROVISIONS.

            12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement or the other Loan Documents, nor any rights hereunder or thereunder, may be assigned by Borrower. Lender may assign its rights under any and all of the Loan Documents, in whole or in part, to any one or more third parties, without consent from, or notice to, Borrower.


                                     C-17.

            12.2 INDEMNIFICATION. Borrower shall defend, indemnify and hold harmless Lender and its officers, employees and agents against: (a) all obligations, demands, claims and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Lender Expenses in any way suffered, incurred or paid by Lender as a result of or in any way arising out of, following, or consequential to transactions between Lender and Borrower whether under this Agreement, or otherwise (including reasonable attorneys' fees and expenses), except for losses caused by Lender's gross negligence or willful misconduct.

            12.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

            12.4 SEVERABILITY OF PROVISIONS. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.

            12.5 AMENDMENTS IN WRITING. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of Lender and Borrower.

            12.6 INTERPRETATION OF AGREEMENT.

            (A) Lender and Borrower each acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Agreement.

            (B) Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.

            (C) As used in this Agreement, the words "include" and "including," and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words "without limitation."

            (D) Unless the context otherwise requires, references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of, and Schedules and Exhibits to, this Agreement.

            (E) The bold-faced headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement.

            12.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.


                                     C-18.

            12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statutes of limitation periods with respect to actions that may be brought against Lender have run.

                          [THE SIGNATURE PAGE FOLLOWS.]


                                     C-19.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                   VERSO TECHNOLOGIES, INC.

                                   By:
                                          --------------------------------------

                                   Name:
                                          --------------------------------------

                                   Title:
                                          --------------------------------------


                                   CLARENT CORPORATION

                                   By:
                                          --------------------------------------

                                   Name:
                                          --------------------------------------

                                   Title:
                                          --------------------------------------


                                     C-20.

                                    EXHIBIT A

                             COLLATERAL DESCRIPTION

"COLLATERAL" means:

A. The following personal property of Borrower, but only to the extent that such personal property falls within the definition of "Assets":

      1. all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), contract rights, deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), commercial tort claims, investment property (including securities and securities entitlements), letters of credit, letter of credit rights, supporting obligations, rights to payment for money or funds advanced or sold and money;

      2. all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, or any parts thereof or any underlying or component elements of any of the forgoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Lender to sue in its own name and/or in the name of the Borrower for past, present and future infringements of copyright;

      3. all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Lender to sue in its own name and/or in the name of the Borrower for past, present and future infringements of trademark;

      4. all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Borrower is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights (but not obligations) to sue in the name of Borrower and/or in the name of Lender for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing;

      5. all (i) computer programs and supporting information provided in connection with a transaction relating to the program and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded;

      6. all of Borrower's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

      7. all products and proceeds of or pertaining to the above, including cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Borrower.

B. All proceeds of any Qualified Financing or Unqualified Financing (less reasonable closing costs not to exceed $500,000) and all products and proceeds thereof, including cash or other property recovered by a bankruptcy trustee or otherwise as a preferential transfer by Borrower.

The terms above have the meanings assigned to them in Division 9 (or, absent definition in Division 9, in any other Division) of the Code.

                                    EXHIBIT E

                                COMPLIANCE REPORT

      In connection with that certain Loan and Security Agreement, dated as of _____________, 2003, by and between VERSO TECHNOLOGIES, INC. ("BORROWER") and CLARENT CORPORATION ("LENDER") (the "LOAN AGREEMENT"), Borrower hereby represents and warrants to Lender as follows:

      1.    other than the representation set forth in the last sentence of
            Section 5.5, all representations and warranties made by Borrower in the Loan Agreement are true and correct in all material respects on and as of the date hereof, except those representations and warranties that speak as of a particular date, which shall be true and correct as of such date;

      2. Borrower is in complete compliance with all covenants contained in the Loan Agreement on and as of the date hereof;

      3. no Event of Default (as defined in the Loan Agreement) exists on and as of the date hereof and the Borrower has no reason to believe that an Event of Default will exist during the following reporting period; and

      4. the undersigned has the authority to execute this Compliance Report by and on behalf of Borrower.


      Dated: ___________________________


                                         VERSO TECHNOLOGIES, INC.

                                         By:    ________________________________

                                         Name:  ________________________________

                                         Title: ________________________________

                                                                       EXHIBIT F

Silicon Valley Bank

                             Subordination Agreement
                          (Debt and Security Interest)


Borrower:                           ______________

Subordinating
Creditor:                           ______________

Date:                               ______________

THIS SUBORDINATION AGREEMENT is executed by the above-named Creditor ("Creditor") in favor of Silicon Valley Bank ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054, with respect to the above-named Borrower ("Borrower"). In order to induce Silicon to extend or continue to extend financing to the Borrower (but without obligation on Silicon's part to do so), the Creditor hereby agrees as follows:

 1. SUBORDINATION OF SECURITY INTEREST. All security interests now or hereafter acquired by Silicon in any or all of the Collateral (as defined below), in which the Borrower now has or hereafter acquires any ownership, leasehold or other interest shall at all times be prior and superior to any lien, ownership interest, security interest or other interest or claim now held or hereafter acquired by the Creditor in the Collateral (the "Subordinate Interest"). Said priority shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or any statutes, rules or law, or court decisions to the contrary. Upon any disposition of any of the Collateral by Silicon, or by the Borrower with Silicon's written consent, the Creditor hereby authorizes Silicon to file UCC terminations with respect to any financing statements in favor of Creditor with respect to Borrower and the Collateral, and Creditor agrees, if requested by Silicon, to execute and immediately deliver any and all other releases, terminations and other documents or agreements which Silicon deems necessary to accomplish a disposition of the Collateral free of the Subordinate Interest; provided that Creditor shall retain its Subordinate Interest in the proceeds of the Collateral so disposed of.*

     *CREDITOR REPRESENTS AND WARRANTS TO SILICON THAT CREDITOR IS THE SOLE HOLDER OF ALL SECURITY INTERESTS PERFECTED BY ALL UCC-1 FINANCING STATEMENTS AUTHORIZED BY BORROWER TO BE FILED IN FAVOR OF CREDITOR.



 2. "COLLATERAL." As used in this Agreement, "Collateral" shall mean all of the following types of property, in which the Borrower now has or hereafter acquires any ownership, leasehold or other interest, wherever located: all tangible and intangible property of every kind and description, including (but not limited to) all of the following: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, all of the above, and all Borrower's books relating to any of the above. The terms "Accounts", "Inventory", "Equipment", "Deposit Accounts", "General Intangibles" and "Investment Property" have the meanings given such terms by the California Uniform Commercial Code in effect on the date hereof. "Intellectual Property" means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor

SILICON VALLEY BANK                                     SUBORDINATION AGREEMENT
-------------------------------------------------------------------------------

chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above. "Investment Property" means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and all other securities of every kind, whether certificated or uncertificated. "Other Property" means the following as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future "commercial tort claims", "documents", "instruments", "promissory notes", "chattel paper", "letters of credit", "letter-of-credit rights", "fixtures", "farm products" and "money"; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the California Uniform Commercial Code.

 3. DISPOSITION OF COLLATERAL. The Creditor agrees that, until Silicon has received payment in full of all indebtedness, liabilities, guarantees and other obligations of the Borrower to Silicon, now existing or hereafter arising (including without limitation interest accruing after commencement of any bankruptcy or insolvency proceeding with respect to Borrower) (the "Silicon Debt"), Silicon may dispose of, and exercise any other rights with respect to, any or all of the Collateral, free of the Subordinate Interest, provided that the Creditor retains any rights it may have as a junior secured creditor with respect to the surplus, if any, arising from any such disposition or enforcement. The Creditor agrees that any funds of the Borrower which it obtains through the exercise of any right of setoff or other similar right constitute Collateral, and the Creditor shall immediately pay such funds to Silicon to be applied to the outstanding Silicon Debt.

 4. SUBORDINATION OF DEBT. Creditor hereby subordinates payment by the Borrower of any and all indebtedness, liabilities, guarantees and other obligations of the Borrower to Creditor, now existing or hereafter arising (collectively, the "Subordinated Debt"), to the payment to Silicon, in full in cash, of all Silicon Debt, and Creditor agrees not to ask for, demand, sue for, take or receive all or any part of the Subordinated Debt nor any security therefor unless and until all of the Silicon Debt has been paid and performed in full, in cash; provided that, so long as no default or event of default has occurred under any document instrument or agreement evidencing, securing or relating to the Silicon Debt, both before and after giving effect to the following payments, Creditor may accept payment of the following amounts on the Subordinated Debt:

         Regularly scheduled payments of principal and interest as set forth in the Notes (as defined below).

        [Besides amounts due under the Notes, what other amounts may be due under the Borrower/Creditor Loan Agreement? Silicon needs to better understand this before being able to agree to it, if at all.]

Creditor represents and warrants that the amount of Subordinated Debt outstanding on the date hereof is the following amount:

        $_________________ [describe Notes]
        (collectively, the "Notes")

and that Creditor has not executed any other subordination agreements with respect to such debt or the Collateral or the Borrower. Creditor agrees that upon any distribution of the assets or readjustment of the indebtedness of the Borrower whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Subordinated Debt, or the application of the assets of the Borrower to the payment or liquidation thereof, Silicon shall be entitled to receive payment in full in cash of all of the Silicon Debt prior to the payment of all or any part of the Subordinated Debt, and in order to enable Silicon to enforce its rights hereunder in any such action or proceeding, Silicon is hereby irrevocably authorized and empowered in its discretion (but without any obligation on its part) to make and present for and on behalf of Creditor such proofs of claim against the Borrower on account of the Subordinated Debt* as Silicon may deem expedient or proper and** to vote such proofs of claim in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of the Silicon Debt. Creditor further agrees to execute and deliver to Silicon such assignments or other instruments as may be required by Silicon in order to enable Silicon to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all and any of the Subordinated Debt. Creditor shall endorse all notes and other written evidence of the Subordinated Debt with a statement that they are subordinated to the Silicon Debt pursuant to the terms of this agreement, in such form as Silicon shall require, and

SILICON VALLEY BANK                                     SUBORDINATION AGREEMENT
-------------------------------------------------------------------------------

***Creditor will exhibit the originals of such notes and other written evidence of the Subordinated Debt to Silicon so that Silicon can confirm that such endorsement has been made, but this Subordination Agreement shall be fully effective, even if no such endorsement is made.

*, IF CREDITOR DOES NOT DO SO PRIOR TO 20 DAYS BEFORE THE EXPIRATION OF THE TIME TO FILE SUCH PROOFS OF CLAIM IN SUCH PROCEEDING,

**, IF SILICON HAS RECEIVED WRITTEN CONFIRMATION FROM CREDITOR THAT CREDITOR DOES NOT INTEND TO VOTE OR IF SILICON HAS NOT RECEIVED SUCH CONFIRMATION FROM CREDITOR AT LEAST 10 DAYS PRIOR TO ANY DEADLINE FOR VOTING SUCH PROOFS OF CLAIM,

***UPON SILICON'S REQUEST,

 5. MODIFICATIONS TO SILICON DEBT; WAIVERS. Until Silicon has received payment in full of all Silicon Debt, the Creditor agrees that, in addition to any other rights that Silicon may have at law or in equity, Silicon may at any time, and from time to time, without the Creditor's consent and without notice to the Creditor, renew, extend or increase any of the Silicon Debt or that of any other person at any time directly or indirectly liable for the payment of any Silicon Debt, accept partial payments of the Silicon Debt, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Silicon Debt, make loans or advances to the Borrower secured in whole or in part by the Collateral or refrain from making any loans or advances to the Borrower, change, waive, alter or vary the interest charge on, or any other terms or provisions of the Silicon Debt or any present or future instrument, document or agreement between Silicon and the Borrower, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any Collateral, and take any other action or omit to take any other action with respect to the Silicon Debt or the Collateral as Silicon deem necessary or advisable in Silicon's sole discretion. The Creditor waives any right to require Silicon to marshal any assets in favor of the Creditor or against or in payment of any or all of the Silicon Debt.

 6. DEFAULT. The Creditor shall promptly give Silicon written notice of any default or event of default under any document, instrument or agreement evidencing, securing or relating to any of the Subordinated Debt, and, until the Silicon Debt has been paid and performed in full, the Creditor shall not* accelerate the maturity of the Subordinated Debt, commence or join in any action or proceeding to recover any amounts due on the Subordinated Debt, commence or join in any involuntary bankruptcy petition or similar judicial proceeding against the Borrower, or collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to, the Collateral, judicially or non-judicially, or attempt to do any of the foregoing**.

 *WITHOUT SILICON'S PRIOR WRITTEN CONSENT

 **EXCEPT THAT IF BORROWER FAILS TO MAKE A PAYMENT OF PRINCIPAL OR INTEREST WITH RESPECT TO THE SUBORDINATED DEBT, CREDITOR MAY (I) ACCELERATE THE MATURITY OF THE SUBORDINATED DEBT BUT NOT EARLIER THAN 30 DAYS AFTER SILICON HAS RECEIVED A WRITTEN NOTICE (AS DEFINED BELOW) FROM CREDITOR AND (II) EXERCISE ITS RIGHTS AND REMEDIES WITH RESPECT TO THE SUBORDINATED DEBT AND/OR COLLATERAL BUT NOT EARLIER THAN 180 DAYS AFTER SILICON'S RECEIPT OF A WRITTEN NOTICE FROM CREDITOR (THE STANDSTILL PERIOD") PROVIDED THAT ALL PROCEEDS RECEIVED BY CREDITOR AS A RESULT OF THE EXERCISE OF SUCH RIGHTS AND REMEDIES SHALL BE PROMPTLY REMITTED TO SILICON IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. FOR THE PURPOSES OF THE FOREGOING, "NOTICE" SHALL MEAN A WRITTEN NOTICE FROM CREDITOR THAT (A) AN EVENT OF DEFAULT CONSISTING OF BORROWER'S FAILURE TO MAKE A PAYMENT OF PRINCIPAL OR INTEREST HAS OCCURRED UNDER ANY DOCUMENT EVIDENCING THE SUBORDINATED DEBT AND
(B) SUCH DOCUMENT PERMITS ACCELERATION OF THE SUBORDINATED DEBT AS A RESULT OF SUCH DEFAULT. CREDITOR ACKNOWLEDGES THAT THE INTENT OF THIS AGREEMENT IS TO PLACE SILICON IN THE SAME POSITION AS IF THE COLLATERAL WAS NOT SUBJECT TO CREDITOR'S SECURITY INTEREST, AND CREDITOR AGREES THAT IT WILL ASSERT NO CLAIMS AGAINST SILICON WITH RESPECT TO THE COLLATERAL. SUBJECT TO THE FOREGOING AND IF SILICON ACCELERATES THE MATURITY OF THE SILICON DEBT, NOTHING CONTAINED HEREIN IS TO BE DEEMED TO PROHIBIT CREDITOR FROM INTERVENING IN, PARTICIPATING IN OR COMMENCING A JUDICIAL PROCEEDING AGAINST THE BORROWER DURING THE STANDSTILL PERIOD, BUT ONLY TO THE EXTENT NECESSARY TO PRESERVE OR PROTECT ITS INTEREST IN THE COLLATERAL VIS-A-VIS OTHER CREDITORS OF THE BORROWER (OTHER THAN SILICON), AND ALL PROCEEDS OF SUCH PROCEEDING RECEIVED BY CREDITOR WILL BE SUBJECT TO THE TERMS OF THIS AGREEMENT. IN THE EVENT THAT SILICON PROVIDES NOTICE TO BORROWER OF THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THAT CERTAIN LOAN AND SECURITY AGREEMENT BETWEEN VERSO TECHNOLOGIES, INC., NACT TELECOMMUNICATIONS, INC., TELEMATE.NET SOFTWARE, INC. AND SILICON DATED DECEMBER 14, 2001 (THE "SILICON LOAN AGREEMENT"), SILICON AGREES TO PROMPTLY PROVIDE A COPY OF SUCH NOTICE TO CREDITOR; PROVIDED, HOWEVER, SILICON SHALL NOT INCUR ANY LIABILITY TO CREDITOR, BORROWER OR OTHER THIRD PARTY FOR NEGLIGENTLY OR INADVERTENTLY FAILING TO SEND SUCH NOTICE TO CREDITOR AND ANY SUCH FAILURE BY SILICON TO SEND SUCH NOTICE TO CREDITOR SHALL NOT IN ANY WAY IMPAIR, DIMINISH OR AFFECT THE RIGHTS AND REMEDIES OF SILICON UNDER THE SILICON LOAN AGREEMENT AND RELATED DOCUMENTS.

SILICON VALLEY BANK                                     SUBORDINATION AGREEMENT
-------------------------------------------------------------------------------

 7. NO COMMITMENT. It is understood and agreed that this Agreement shall in no way be construed as a commitment or agreement by Silicon to continue financing arrangements with the Borrower and that Silicon may terminate such arrangements at any time, in accordance with Silicon's agreements with the Borrower.

 8. NO CONTEST. Creditor agrees not to contest the validity, perfection, priority or enforceability of Silicon's security interest in the Collateral or the Silicon Debt.

 9. FINANCIAL CONDITION OF BORROWER. The Creditor is presently informed of the financial condition of the Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of non-payment of the Silicon Debt and the Subordinated Debt.* The Creditor waives any right to require Silicon to disclose to it any information which Silicon may now or hereafter acquire concerning the Borrower**.

 *IF CREDITOR DESIRES TO BE KEPT INFORMED AS TO BORROWER'S FINANCIAL CONDITION AND ALL OTHER CIRCUMSTANCES WHICH BEAR UPON THE RISK OF NON-PAYMENT OF THE SILICON DEBT AND THE SUBORDINATED DEBT, CREDITOR COVENANTS THAT IT WILL DO SO TO THE EXTENT CREDITOR DEEMS APPROPRIATE IN ITS SOLE DISCRETION.

 **, AND SILICON WAIVES ANY RIGHT TO REQUIRE CREDITOR TO DISCLOSE TO IT ANY INFORMATION WHICH CREDITOR MAY NOW OR HEREAFTER ACQUIRE CONCERNING THE BORROWER.

 10. REVIVOR. If*, after payment of the Silicon Debt, the Borrower thereafter becomes liable to Silicon on account of the Silicon Debt, or any payment made on the Silicon Debt shall for any reason be returned by Silicon, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated Silicon Debt, without the necessity of any further act or agreement between Silicon and the Creditor.

 *THIS AGREEMENT IS NOT FORMALLY TERMINATED

 11. GENERAL. The Creditor agrees, upon Silicon's request, to execute all such documents and instruments and take all such actions as Silicon shall deem necessary or advisable in order to carry out the purposes of this Agreement, including, without limitation appropriate amendments to financing statements executed by the Borrower in favor of Creditor in order to refer to this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents or instruments). The word "indebtedness" is used in this agreement in its most comprehensive sense and includes without limitation any and all present and future loans, advances, credit, debts, obligations, liabilities, representations, warranties, and guarantees, of any kind and nature, absolute or contingent, liquidated or unliquidated, and individual or joint. Creditor represents and warrants that it has not heretofore transferred or assigned the Subordinated Debt, the Subordinate Interest or any financing statement naming Borrower as debtor and Creditor as secured party, and that it will not do so without prior written notice to Silicon and without making such transfer or assignment expressly subject to this Agreement. This Agreement is solely for the benefit of Silicon and Silicon's successors and assigns, and neither the Borrower nor any other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. All of Silicon's rights and remedies hereunder and under applicable law are cumulative and not exclusive. This Agreement sets forth in full the terms of agreement between the parties with respect to the subject matter hereof, and may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by Silicon and the Creditor. The Creditor agrees to reimburse Silicon, upon demand, for all costs and expenses (including reasonable attorneys' fees) incurred by Silicon in enforcing this Agreement against Creditor, whether or not suit be brought. In the event of any litigation between the parties based upon or arising out of this Agreement, the prevailing party shall be entitled to recover all of its costs and expenses (including without limitation attorneys fees) from the non-prevailing party. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California. As a material part of the consideration to the parties for entering into this Agreement, each party (i) agrees that all actions and proceedings based upon, arising out of or relating in any way directly or indirectly to, this Agreement shall be litigated exclusively in courts located within Santa Clara County, California, (ii) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery, first-class mail, or any other method permitted by law, and (iii) waives any and all rights to transfer or change the venue of any such action or proceeding to any court located outside Santa Clara County, California. This Agreement shall be binding upon the Creditor and its successors and assigns and shall inure to the benefit of Silicon and Silicon's successors and assigns.

12. MUTUAL WAIVER OF JURY TRIAL. CREDITOR AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT; BETWEEN CREDITOR AND SILICON; OR
(III) ANY CONDUCT, ACTS OR OMISSIONS OF CREDITOR OR SILICON OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH CREDITOR OR SILICON*; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.**

 *WITH RESPECT TO, BASED UPON, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT

SILICON VALLEY BANK                                     SUBORDINATION AGREEMENT
-------------------------------------------------------------------------------

 **13. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Creditor on the one hand and Silicon on the other hand. Nothing contained in this Agreement is intended to or shall (a) impair as among the Borrower, its creditors (other than Silicon) and the Creditor, the obligation of the Borrower, which is absolute and unconditional, to pay to the Creditor the principal of and any interest on the Subordinated Debt as and when the same shall become due and payable in accordance with their terms and the terms of this Agreement; or (b) affect the relative rights against the Borrower of the Creditor and creditors of the Borrower (other than Silicon).

"CREDITOR:"


         ---------------

         By
           ---------------------------------
              President or Vice President

         Address:
                    ------------------------
                    ------------------------


                        CONSENT AND AGREEMENT OF BORROWER

  The undersigned Borrower hereby approves of, agrees to and consents to all of the terms and provisions of the foregoing Subordination Agreement and agrees to be bound thereby and further agrees that any default or event of default by the Borrower under any present or future instrument or agreement between the Borrower and the Creditor shall constitute an immediate default and event of default under all present and future instruments and agreements between the Borrower and Silicon. Borrower further agrees that, at any time and from time to time, the foregoing Agreement may be altered, modified or amended by Silicon and the Creditor without notice to or the consent of Borrower.



Borrower:

         ------------------


         By
           ------------------------------------
                President or Vice President



Accepted:

Silicon:

         SILICON VALLEY BANK


         By
           -------------------------------------

         Title
              ----------------------------------

         -3

                                                                       Exhibit D


                      SECURED SUBORDINATED PROMISSORY NOTE

$3,000,000 plus capitalized interest                     _________________, 2003
                                                          __________, California

      FOR VALUE RECEIVED, VERSO TECHNOLOGIES, INC., a Minnesota corporation ("BORROWER"), hereby unconditionally promises to pay to the order of CLARENT CORPORATION, a Delaware corporation ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Dollars ($3,000,000) plus accrued interest capitalized in the manner set forth below (the "LOAN"), together with accrued and unpaid interest thereon, on the dates and in the manner set forth below.

      This Secured Subordinated Promissory Note (this "NOTE") is the Secured $3 Million Note referred to, and defined in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated as of the date hereof, by and between Borrower and Lender (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "LOAN AGREEMENT"). Additional rights of Lender are set forth in the Loan Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

      1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be due and payable within three (3) business days after [_________________], 2008 (the "MATURITY DATE"). Notwithstanding the foregoing, the total amount outstanding hereunder shall be immediately due and payable upon the occurrence of a Change in Control.

      2. INTEREST. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be capitalized at the rate of five percent (5%) per annum or the maximum rate permissible by law (which, under the laws of the State of California, shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. From the date hereof, through and until the two-year anniversary of this Note, 100% of the interest due hereunder shall be capitalized quarterly, in arrears, not later than the first day of each calendar quarter. From and after the two-year anniversary of this Note, until the Loan is repaid in full, Borrower shall pay to Lender, in immediately available funds, 25% of all interest due hereunder in respect of a calendar quarter from and after such two-year anniversary, quarterly, in arrears, not later than the third business day of each calendar quarter, with the balance, or 75% of such interest, being capitalized in the manner set forth above. All interest hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

Lender shall make, or cause to be made, an appropriate notation on SCHEDULE 1 reflecting the amount of interest capitalized, which, together with the then-outstanding principal amount hereunder, will accrue interest at the then-applicable rate. Absent manifest error, the amounts set forth on such
SCHEDULE 1 shall be prima facie evidence of the current principal amount outstanding hereunder, but the failure to record, or any error in so recording, shall not limit or otherwise affect the obligations of Borrower to repay the principal amount outstanding under this Note when due.

Upon the occurrence and during the continuance of an Event of Default pursuant to Section 6 below, all amounts owing hereunder shall bear interest at fifteen percent (15%) per annum or the maximum amount permissible by law (which, under the laws of the State of California, shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less.


                                      D-1.

      3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender, 700 Chesapeake Drive, Redwood City, California 94063, unless another place of payment shall be specified in writing by Lender.

      4. APPLICATION OF PAYMENTS. Payments on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

      5. SECURED NOTE. The full amount of this Note is secured by the Collateral referred to and defined in the Loan Agreement to the extent provided therein; it being understood that this Note may become unsecured prior to the Maturity Date pursuant to Section 4.3 of the Loan Agreement. Borrower shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on or in the Collateral, or on or in any portion thereof, except as permitted pursuant to the Loan Agreement.

      6. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

                  (a) Borrower fails to pay any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

                  (b) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

                  (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

                  (d)   An "Event of Default" occurs under the Loan Agreement.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by Lender pursuant to the Loan Agreement and applicable law.

      7. SUBORDINATION. The indebtedness evidenced by this Note is hereby subordinated in right of payment to the prior payment in full of the Senior Indebtedness, but only to the extent and in the manner expressly hereinafter set forth. Lender acknowledges and agrees that the indebtedness represented hereby and the exercise of Lender's rights and remedies under this Note shall be subject to the terms and conditions of the Subordination Agreement.

                  7.1 INSOLVENCY PROCEEDINGS. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Borrower, (a) no amount shall be paid by Borrower in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed by or on behalf of Lender which shall assert any right to receive any payments in respect of the principal of and


                                      D-2.

interest on this Note, except that Lender may file a claim or proof of claim asserting rights to receive principal and interest subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

                  7.2 FURTHER ASSURANCES. By acceptance of this Note, Lender agrees to execute and deliver customary forms of subordination agreements requested from time to time by the Senior Creditors and Borrower may require that Lender execute such forms of subordination agreement, provided that in each case, such forms shall not impose on Lender terms less favorable than those provided in the Subordination Agreement.

                  7.3 OTHER INDEBTEDNESS. Indebtedness of Borrower that does not constitute Senior Indebtedness shall not be senior in any respect to the indebtedness represented by this Note.

                  7.4 SUBROGATION. Subject to the payment in full of the Senior Indebtedness, Lender shall be subrogated to the rights of the Senior Creditors (to the extent of the payments or distributions made to such Senior Creditors pursuant to the provisions of this Section 7) to receive payments and distributions of assets of Borrower applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Borrower and its creditors, other than the Senior Creditors and Lender, be deemed to be a payment by Borrower to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the Senior Creditors to which Lender would be entitled except for the provisions of this
Section 7 shall, as between Borrower and its creditors, other than the Senior Creditors and Lender, be deemed to be a payment by Borrower to or on account of the Senior Indebtedness.

                  7.5 LIEN SUBORDINATION. Any lien or security interest of Lender, whether now or hereafter existing in connection with the amounts due under this Note, on any assets or property of Borrower or any proceeds or revenues therefrom which Lender may have at any time as security for any amounts due and obligations under this Note, shall be subordinate to all liens or security interests previously granted to a Senior Creditor by Borrower or by law notwithstanding the date, order or method of attachment or perfection of any such lien or security interest or the provisions of any applicable law.

                  7.6 NO IMPAIRMENT. Subject to the rights, if any, of the Senior Creditors under this Section 7 to receive payments otherwise payable or deliverable to Lender, nothing contained in this Section 7 shall impair, as between Borrower and Lender, the obligation of Borrower, subject to the terms and conditions hereof, to pay to Lender the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Lender, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

                  7.7 APPLICABILITY OF PRIORITIES. The priority of the Senior Creditors provided for herein with respect to security interests and liens are applicable only to the extent that such security interests and liens are enforceable and perfected and have not been avoided; if a security interest or lien is judicially determined to be unenforceable or unperfected or is judicially avoided with respect to any claim of the Senior Creditors or any part thereof, the priority provided for herein shall not be available to such security interest or lien to the extent that is avoided or determined to be unenforceable or unperfected. The foregoing notwithstanding, Lender covenants and agrees that it shall not challenge, attack or seek to avoid any security interest or lien to the extent it secures any of the Senior Indebtedness.


                                      D-3.

                  7.8 RELIANCE OF SENIOR CREDITORS. Lender, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each Senior Creditor, and each such Senior Creditor shall be deemed conclusively to have relied on such subordination provisions in continuing to hold, such Senior Indebtedness.

      8. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

      9. CHOICE OF LAW AND VENUE. This Note will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law). If any legal proceeding or other legal action relating to this Note is brought or otherwise initiated, the venue therefor will be the Bankruptcy Court. Borrower and Lender hereby expressly and irrevocably consent and submit to the jurisdiction of the Bankruptcy Court.

      10. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof; provided, however, that neither this Note nor any rights hereunder may be assigned by Borrower. Lender may assign its rights under this Note at any time, in whole or in part, to any third party, without consent from, or notice to, Borrower.




                          [THE SIGNATURE PAGE FOLLOWS.]


                                      D-4.

BORROWER:                              VERSO TECHNOLOGIES, INC.


                                       By:______________________________________

                                       Printed Name:____________________________

                                       Title:___________________________________



LENDER:                                CLARENT CORPORATION


                                       By:______________________________________

                                       Printed Name:____________________________

                                       Title:___________________________________


                                      D-5.

                                   SCHEDULE 1

            CAPITALIZED INTEREST/CURRENT PRINCIPAL AMOUNT OUTSTANDING

DATE                 AMOUNT OF CAPITALIZED INTEREST            PRINCIPAL BALANCE







                                      D-6.

                                                                       EXHIBIT E
                     UNSECURED SUBORDINATED PROMISSORY NOTE


$3,000,000 plus capitalized interest                    __________________, 2003
                                                          __________, California

      FOR VALUE RECEIVED, VERSO TECHNOLOGIES, INC., a Minnesota corporation ("BORROWER"), hereby unconditionally promises to pay to the order of CLARENT CORPORATION, a Delaware corporation ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Dollars ($3,000,000) plus accrued interest capitalized in the manner set forth below (the "LOAN"), together with accrued and unpaid interest thereon, on the dates and in the manner set forth below.

      This Unsecured Subordinated Promissory Note (this "NOTE") is the Unsecured $3 Million Note referred to, and defined in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated as of the date hereof, by and between Borrower and Lender (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "LOAN AGREEMENT"). Additional rights of Lender are set forth in the Loan Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

      1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be due and payable within three (3) business days after [________________], 2008. Notwithstanding the foregoing, the total amount outstanding hereunder shall be immediately due and payable upon the occurrence of a Change in Control.

      2. INTEREST. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be capitalized at the rate of five percent (5%) per annum or the maximum rate permissible by law (which, under the laws of the State of California, shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. From the date hereof, through and until the two-year anniversary of this Note, 100% of the interest due hereunder shall be capitalized quarterly, in arrears, not later than the first day of each calendar quarter. From and after the two-year anniversary of this Note, until the Loan is repaid in full, Borrower shall pay to Lender, in immediately available funds, 25% of all interest due hereunder in respect of a calendar quarter from and after such two-year anniversary, quarterly, in arrears, not later than the third business day of each calendar quarter, with the balance, or 75% of such interest, being capitalized in the manner set forth above. All interest hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

Lender shall make, or cause to be made, an appropriate notation on SCHEDULE 1 reflecting the amount of interest capitalized, which, together with the then-outstanding principal amount hereunder, will accrue interest at the then-applicable rate. Absent manifest error, the amounts set forth on such
SCHEDULE 1 shall be prima facie evidence of the current principal amount outstanding hereunder, but the failure to record, or any error in so recording, shall not limit or otherwise affect the obligations of Borrower to repay the principal amount outstanding under this Note when due.

Upon the occurrence and during the continuance of an Event of Default pursuant to SECTION 6 below, all amounts owing hereunder shall bear interest at fifteen percent (15%) per annum or the maximum amount permissible by law (which, under the laws of the State of California, shall be deemed to be the laws relating to permissible rates of interest on commercial loans).


                                      E-1.

      3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender, 700 Chesapeake Drive, Redwood City, California 94063, unless another place of payment shall be specified in writing by Lender.

      4. APPLICATION OF PAYMENTS. Payments on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

      5. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

            (a) Borrower fails to pay any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

            (b) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

            (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

            (d)   An "Event of Default" occurs under the Loan Agreement.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by Lender pursuant to the Loan Agreement and applicable law.

      6. SUBORDINATION. The indebtedness evidenced by this Note is hereby subordinated in right of payment to the prior payment in full of the Senior Indebtedness, but only to the extent and in the manner expressly hereinafter set forth. Lender acknowledges and agrees that the indebtedness represented hereby and the exercise of Lender's rights and remedies under this Note shall be subject to the terms and conditions of the Subordination Agreement.

            6.1 INSOLVENCY PROCEEDINGS. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Borrower,
(a) no amount shall be paid by Borrower in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed by or on behalf of Lender which shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

            6.2 FURTHER ASSURANCES. By acceptance of this Note, Lender agrees to execute and deliver customary forms of subordination agreements requested from time to time by the Senior Creditors and Borrower may require that Lender execute such forms of subordination agreement, provided that in


                                      E-2.

each case, such forms shall not impose on Lender terms less favorable than those provided in the Subordination Agreement.

            6.3 OTHER INDEBTEDNESS. Indebtedness of Borrower that does not constitute Senior Indebtedness shall not be senior in any respect to the indebtedness represented by this Note.

            6.4 SUBROGATION. Subject to the payment in full of the Senior Indebtedness, Lender shall be subrogated to the rights of the Senior Creditors (to the extent of the payments or distributions made to such Senior Creditors pursuant to the provisions of this Section 6) to receive payments and distributions of assets of Borrower applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Borrower and its creditors, other than the Senior Creditors and Lender, be deemed to be a payment by Borrower to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the Senior Creditors to which Lender would be entitled except for the provisions of this
Section 6 shall, as between Borrower and its creditors, other than the Senior Creditors and Lender, be deemed to be a payment by Borrower to or on account of the Senior Indebtedness.

            6.5 NO IMPAIRMENT. Subject to the rights, if any, of the Senior Creditors under this Section 6 to receive payments otherwise payable or deliverable to Lender, nothing contained in this Section 6 shall impair, as between Borrower and Lender, the obligation of Borrower, subject to the terms and conditions hereof, to pay to Lender the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Lender, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

            6.6 RELIANCE OF SENIOR CREDITORS. Lender, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each Senior Creditor, and each such Senior Creditor shall be deemed conclusively to have relied on such subordination provisions in continuing to hold, such Senior Indebtedness.

      7. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

      8. CHOICE OF LAW AND VENUE. This Note will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law). If any legal proceeding or other legal action relating to this Note is brought or otherwise initiated, the venue therefor will be the Bankruptcy Court. Borrower and Lender hereby expressly and irrevocably consent and submit to the jurisdiction of the Bankruptcy Court.

      9. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof; provided, however, that neither this Note nor any rights hereunder may be assigned by Borrower. Lender may assign its rights under this Note at any time, in whole or in part, to any third party, without consent from, or notice to, Borrower.



                          [The signature page follows.]


                                      E-3.

BORROWER:                              VERSO TECHNOLOGIES, INC.


                                       By:______________________________________

                                       Printed Name:____________________________

                                       Title:___________________________________


LENDER:                                CLARENT CORPORATION

                                       By:______________________________________

                                       Printed Name:____________________________

                                       Title:___________________________________


                                      E-4.

                                   SCHEDULE 1

            CAPITALIZED INTEREST/CURRENT PRINCIPAL AMOUNT OUTSTANDING

DATE                 AMOUNT OF CAPITALIZED INTEREST            PRINCIPAL BALANCE







                                      E-5.

                                                                       EXHIBIT F

                BILL OF SALE, ASSIGNMENT and ASSUMPTION AGREEMENT


     THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT ("Bill of Sale, Assignment and Assumption Agreement") is being entered into as of _________, 200__, by and between VERSO TECHNOLOGIES, INC., a Minnesota corporation ("Purchaser") and CLARENT CORPORATION, a Delaware corporation ("Seller"). Seller and Purchaser are referred to collectively in this Bill of Sale, Assignment and Assumption Agreement as the "Parties." Capitalized terms used herein without definition shall have the meanings assigned to them in the Asset Purchase Agreement (as defined below).

                                    RECITALS

     The Parties have entered into an Asset Purchase Agreement dated as of December 13, 2002 (the "Asset Purchase Agreement") which provides for the purchase by Purchaser of the Assets from Seller and for certain related transactions.

     This Bill of Sale, Assignment and Assumption Agreement is being entered into pursuant to Section 7.4 of the Asset Purchase Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Bill of Sale, Assignment and Assumption Agreement, intending to be legally bound, agree as follows:

1. SALE AND ASSIGNMENT.

     (A) Subject to the terms of the Asset Purchase Agreement, Seller does hereby sell, transfer, convey and assign to Purchaser all of Seller's right, title and interest as of the Closing Date in and to the Assets.

     (B) Purchaser hereby accepts the transfer, assignment and conveyance of the Assigned Contracts and Assumed Leases and agrees from and after the date hereof to perform the obligations of Seller under the Assigned Contracts and Assumed Leases.

2. ASSUMPTION OF LIABILITIES. Purchaser hereby assumes, and agrees to cause to be timely discharged, duly paid and duly satisfied, each of the Assumed Liabilities.

3. NO ADDITIONAL RIGHTS, OBLIGATIONS OR LIMITATION OF REMEDIES. Nothing contained in this Bill of Sale, Assignment and Assumption Agreement is intended to provide any rights to Purchaser or Seller beyond those rights expressly provided to such Party in the Asset Purchase Agreement. Nothing contained in this Bill of Sale, Assignment and Assumption Agreement is intended to impose any obligations or liabilities on Purchaser or Seller beyond those obligations and liabilities imposed on such Party in the Asset Purchase Agreement. Nothing contained in this Bill of Sale, Assignment and Assumption Agreement is intended to limit or restrict in any manner any of the rights or remedies available to Purchaser or Seller under the Asset Purchase Agreement.

4. INDEMNIFICATION BY PURCHASER. Purchaser shall hold harmless and indemnify Seller and Seller's agents, directors, officers, employees, affiliates, successors and assigns (together with Seller, the "Indemnitees") from and against, and shall compensate and reimburse the Indemnitees for, any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, or reasonable fee, (including any reasonable legal, expert, accounting or advisory fee), charge, cost (including any reasonable cost of investigation) or expense of any nature that is directly or indirectly suffered or incurred by any Indemnitee or to which any Indemnitee may otherwise become subject (whether or not relating to any third-party claim) and which arises from or as a result of, or is directly or indirectly caused by to: (a) any failure by Purchaser to timely discharge, duly pay or duly satisfy any of the Assumed Liabilities; or (b) any suit or other proceeding related to any matter set forth in clause (a) of this Section 4 (including any proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 4).

5. FURTHER ASSURANCES.

     (A) It is the intent of the parties that all of the Seller's right, title and interest in and to each of the Assets be transferred, assigned and conveyed to Purchaser as set forth above. Each party will, to the extent reasonably requested by the other party and at such other party's sole expense, execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request for the purpose of carrying out or evidencing the intent of this Bill of Sale, Assignment and Assumption Agreement.

     (B) Each party will use commercially reasonable efforts to effect the assignment of all non-U.S. patents, patent applications, trademarks and trademark applications comprising the Assets pursuant to this Bill of Sale, Assignment and Assumption Agreement and the Asset Purchase Agreement.

     (C) After the Closing, if Seller files, pursuant to Section 1.9 of the Asset Purchase Agreement, an additional motion to provide for the assumption and assignment of the Additional Agreements pursuant to Sections 365(a), 365(b) and 365(f) of the Bankruptcy Code, then Purchaser and Seller shall execute a Bill of Sale, Assignment and Assumption Agreement covering the Additional Agreements in the form of this Agreement.

6. MISCELLANEOUS PROVISIONS.

     (A) GOVERNING LAW. This Bill of Sale, Assignment and Assumption Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).

     (B) VENUE AND JURISDICTION. If any legal proceeding or other legal action relating to this Bill of Sale, Assignment and Assumption Agreement is brought or otherwise initiated, the venue therefor will be the Bankruptcy Court, which will be deemed to be a convenient forum.

     (C) NOTICES. Any notice or other communication required or permitted to be delivered to either Party under this Agreement must be in writing and will be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party shall have specified in a written notice given to the other Party):

                  if to Purchaser:

         Verso Technologies, Inc.
         400 Galleria Parkway, Suite 300
         Atlanta, GA 30339
         Attention:  Juliet M. Reising
         Facsimile:  (678) 589-3572

                  with a copy to:

         Rogers & Hardin LLP
         2700 International Tower
         229 Peachtree Street NE
         Atlanta, Georgia 30303
         Attention:  Steven E. Fox and Robert C. Hussle
         Facsimile:  (404) 525-2224

                  if to Seller:

         Clarent Corporation
         700 Chesapeake Drive
         Redwood City, CA 94063
         Attention:  Legal Department
         Facsimile:  (650) 368-6326

                  with a copy to:

         Cooley Godward LLP
         Five Palo Alto Square
         3000 El Camino Real
         Palo Alto, CA 94306
         Attention:  Deborah J. Ludewig and Jennifer Fonner DiNucci
         Facsimile: (650) 849-7400

     (D) ASSIGNMENT. Purchaser may not delegate any of its obligations under this Bill of Sale, Assignment and Assumption Agreement (whether voluntarily, involuntarily, by way of merger or otherwise) to any other Person without the prior written consent of Seller, which consent shall not be unreasonably withheld.

     (E) SEVERABILITY. In the event that any provision of this Bill of Sale, Assignment and Assumption Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Bill of Sale, Assignment and Assumption Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.

     (F) ENTIRE AGREEMENT. This Bill of Sale, Assignment and Assumption Agreement, the Asset Purchase Agreement, the Confidentiality Agreements (which remain in full force and effect) and the Ancillary Agreements together set forth the entire understanding of the Parties, and supersede all other agreements and understandings between the Parties, relating to the subject matter hereof and thereof.

     (G) WAIVER. No failure on the part of either Party to exercise any power, right, privilege or remedy under this Bill of Sale, Assignment and Assumption Agreement, and no delay on the part of either Party in exercising any power, right, privilege or remedy under this Bill of Sale, Assignment and Assumption Agreement, will operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (H) AMENDMENTS. This Bill of Sale, Assignment and Assumption Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of both Parties.

     (I) COUNTERPARTS. This Bill of Sale, Assignment and Assumption Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

     (J)        INTERPRETATION OF AGREEMENT.

     (I) Each Party acknowledges that it has participated in the drafting of this Bill of Sale, Assignment and Assumption Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Bill of Sale, Assignment and Assumption Agreement.

     (II) Whenever required by the context hereof, the singular number will include the plural, and vice versa.

     (III) As used in this Bill of Sale, Assignment and Assumption Agreement, the words "include" and "including," and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words "without limitation."

     (IV) Unless the context otherwise requires, references in this Bill of Sale, Assignment and Assumption Agreement to "Sections" are intended to refer to Sections of this Bill of Sale, Assignment and Assumption Agreement.

     (V) The bold-faced headings contained in this Bill of Sale, Assignment and Assumption Agreement are for convenience of reference only, will not be deemed to be a part of this Bill of Sale, Assignment and Assumption Agreement and will not be referred to in connection with the construction or interpretation of this Bill of Sale, Assignment and Assumption Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Bill of Sale, Assignment and Assumption Agreement to be executed as of the date first written above.


                                          VERSO TECHNOLOGIES, INC.


                                          By:
                                            -----------------------------------
                                          Name: Steven A. Odom
                                          Title: Chief Executive Officer



                                          CLARENT CORPORATION


                                          By:
                                            -----------------------------------
                                          Name: James B. Weil
                                          Title: President

                                                                       EXHIBIT G


                     UNSECURED SUBORDINATED PROMISSORY NOTE
                           (UNSECURED INVENTORY NOTE)

$1,800,000                                          ______________________, 2003
                                                          __________, California

      FOR VALUE RECEIVED, VERSO TECHNOLOGIES, INC., a Minnesota corporation ("BORROWER"), hereby unconditionally promises to pay to the order of CLARENT CORPORATION, a Delaware corporation ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Eight Hundred Thousand Dollars ($1,800,000) (the "LOAN") on the dates and in the manner set forth below.

      This Unsecured Subordinated Promissory Note (this "NOTE") is the Unsecured Inventory Note referred to, and defined in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated as of the date hereof, by and between Borrower and Lender (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "LOAN AGREEMENT"). Additional rights of Lender are set forth in the Loan Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

      1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be due and payable in the amounts set forth below, within three (3) business days of the dates set forth below. Notwithstanding the foregoing, the total amount outstanding hereunder shall be immediately due and payable upon the occurrence of a Change in Control.

         REPAYMENT DATE(1)                        REPAYMENT AMOUNT
         March 31, 2003                                 $300,000

         June 30, 2003                                  $500,000

         September 30, 2003                             $500,000

         December 31, 2003                              $500,000

      2. NO INTEREST. Borrower shall not pay interest on the outstanding principal amount of the Loan, unless and until Borrower shall fail to make a principal payment when due, at which time the Loan shall accrue interest at the rate of twelve percent (12%) per annum, or the maximum rate permissible by law (which, under the laws of the State of California, shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Such interest shall be due monthly in arrears on the [15th] day of each month.

      3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender, 700 Chesapeake Drive, Redwood City, California 94063, unless another place of payment shall be specified in writing by Lender.

      4. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

----------

(1) Actual payment dates subject to change. First repayment date shall be 90 days after closing, and subsequent repayment dates shall follow at quarterly intervals.


                                      G-1.

            (A) Borrower fails to pay any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

            (B) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

            (C) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

            (D)   An "Event of Default" occurs under the Loan Agreement.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by Lender pursuant to the Loan Agreement and applicable law.

      5. SUBORDINATION. The indebtedness evidenced by this Note is hereby subordinated in right of payment to the prior payment in full of the Senior Indebtedness, but only to the extent and in the manner expressly hereinafter set forth. Lender acknowledges and agrees that the indebtedness represented hereby and the exercise of Lender's rights and remedies under this Note shall be subject to the terms and conditions of the Subordination Agreement.

            5.1 INSOLVENCY PROCEEDINGS. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Borrower,
(a) no amount shall be paid by Borrower in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed by or on behalf of Lender which shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

            5.2 FURTHER ASSURANCES. By acceptance of this Note, Lender agrees to execute and deliver customary forms of subordination agreements requested from time to time by the Senior Creditors and Borrower may require that Lender execute such forms of subordination agreement, provided that in each case, such forms shall not impose on Lender terms less favorable than those provided in the Subordination Agreement.

            5.3 OTHER INDEBTEDNESS. Indebtedness of Borrower that does not constitute Senior Indebtedness shall not be senior in any respect to the indebtedness represented by this Note.

            5.4 SUBROGATION. Subject to the payment in full of the Senior Indebtedness, Lender shall be subrogated to the rights of the Senior Creditors (to the extent of the payments or distributions made to such Senior Creditors pursuant to the provisions of this Section 5) to receive payments and distributions of assets of Borrower applicable to the Senior Indebtedness. No such payments or


                                      G-2.

distributions applicable to the Senior Indebtedness shall, as between Borrower and its creditors, other than the Senior Creditors and Lender, be deemed to be a payment by Borrower to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the Senior Creditors to which Lender would be entitled except for the provisions of this Section 5 shall, as between Borrower and its creditors, other than the Senior Creditors and Lender, be deemed to be a payment by Borrower to or on account of the Senior Indebtedness.

            5.5 NO IMPAIRMENT. Subject to the rights, if any, of the Senior Creditors under this Section 5 to receive payments otherwise payable or deliverable to Lender, nothing contained in this Section 5 shall impair, as between Borrower and Lender, the obligation of Borrower, subject to the terms and conditions hereof, to pay to Lender the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Lender, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

            5.6 RELIANCE OF SENIOR CREDITORS. Lender, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each Senior Creditor, and each such Senior Creditor shall be deemed conclusively to have relied on such subordination provisions in continuing to hold, such Senior Indebtedness.

      6. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

      7. CHOICE OF LAW AND VENUE. This Note will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law). If any legal proceeding or other legal action relating to this Note is brought or otherwise initiated, the venue therefor will be the Bankruptcy Court. Borrower and Lender hereby expressly and irrevocably consent and submit to the jurisdiction of the Bankruptcy Court.

      8. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof; provided, however, that neither this Note nor any rights hereunder may be assigned by Borrower. Lender may assign its rights under this Note at any time, in whole or in part, to any third party, without consent from, or notice to, Borrower.



                          [THE SIGNATURE PAGE FOLLOWS.]


                                      G-3.

BORROWER:                              VERSO TECHNOLOGIES, INC.


                                       By:______________________________________

                                       Printed Name:____________________________

                                       Title:___________________________________



LENDER:                                CLARENT CORPORATION


                                       By:______________________________________

                                       Printed Name:____________________________

                                       Title:___________________________________


                                      G-4.

                                                                       EXHIBIT H


                      SECURED SUBORDINATED PROMISSORY NOTE
                            (SECURED INVENTORY NOTE)

$1,800,000                                           _____________________, 2003
                                                          __________, California

      FOR VALUE RECEIVED, VERSO TECHNOLOGIES, INC., a Minnesota corporation ("BORROWER"), hereby unconditionally promises to pay to the order of CLARENT CORPORATION, a Delaware corporation ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Eight Hundred Thousand Dollars ($1,800,000) (the "LOAN"), together with accrued and unpaid interest thereon, on the dates and in the manner set forth below.

      This Secured Subordinated Promissory Note (this "NOTE") is the Secured Inventory Note referred to, and defined in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated as of the date hereof, by and between Borrower and Lender (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "LOAN AGREEMENT"). Additional rights of Lender are set forth in the Loan Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

      1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be due and payable in the amounts set forth below, within three (3) business days of the dates set forth below. Notwithstanding the foregoing, the total amount outstanding hereunder shall be immediately due and payable upon the occurrence of a Change in Control.

         REPAYMENT DATE(1)                        REPAYMENT AMOUNT
         March 31, 2004                                 $300,000

         June 30, 2004                                  $500,000
         September 30, 2004                             $500,000

         December 31, 2004                              $500,000

      2. INTEREST RATE. Borrower further promises to pay interest on the outstanding principal amount hereof from January 1, 2004 until payment in full, which interest shall be payable at the rate of seven percent (7%) per annum or the maximum rate permissible by law (which, under the laws of the State of California, shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be due and payable quarterly in arrears not later than the third Business Day of each calendar quarter and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

Upon the occurrence and during the continuance of an Event of Default pursuant to Section 6 below, all amounts owing hereunder shall bear interest at fifteen percent (15%) per annum or the maximum amount permissible by law (which, under the laws of the State of California, shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less.

----------

(1) Actual payment dates subject to change. First repayment date shall be 1 year and 90 days after closing, and subsequent repayment dates shall follow at quarterly intervals.


                                      H-1.

      3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender, 700 Chesapeake Drive, Redwood City, California 94063, unless another place of payment shall be specified in writing by Lender.

      4. APPLICATION OF PAYMENTS. Payments on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

      5. SECURED NOTE. The full amount of this Note is secured by the Collateral referred to and defined in the Loan Agreement. Borrower shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on or in the Collateral, or on or in any portion thereof, except as permitted pursuant to the Loan Agreement.

      6. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

            (a) Borrower fails to pay any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

            (b) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

            (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

            (d)   An "Event of Default" occurs under the Loan Agreement.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by Lender pursuant to the Loan Agreement and applicable law.

      7. SUBORDINATION. The indebtedness evidenced by this Note is hereby subordinated in right of payment to the prior payment in full of the Senior Indebtedness, but only to the extent and in the manner expressly hereinafter set forth. Lender acknowledges and agrees that the indebtedness represented hereby and the exercise of Lender's rights and remedies under this Note shall be subject to the terms and conditions of the Subordination Agreement.

            7.1 INSOLVENCY PROCEEDINGS. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Borrower,
(a) no amount shall be paid by Borrower in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed by or on behalf of Lender which shall assert any right to receive any payments in respect of the principal of and interest on this Note, except that Lender may file a claim or proof of claim asserting rights to receive


                                      H-2.

principal and interest subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

            7.2 FURTHER ASSURANCES. By acceptance of this Note, Lender agrees to execute and deliver customary forms of subordination agreements requested from time to time by the Senior Creditors and Borrower may require that Lender execute such forms of subordination agreement, provided that in each case, such forms shall not impose on Lender terms less favorable than those provided in the Subordination Agreement.

            7.3 OTHER INDEBTEDNESS. Indebtedness of Borrower that does not constitute Senior Indebtedness shall not be senior in any respect to the indebtedness represented by this Note.

            7.4 SUBROGATION. Subject to the payment in full of the Senior Indebtedness, Lender shall be subrogated to the rights of the Senior Creditors (to the extent of the payments or distributions made to such Senior Creditors pursuant to the provisions of this Section 7) to receive payments and distributions of assets of Borrower applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Borrower and its creditors, other than the Senior Creditors and Lender, be deemed to be a payment by Borrower to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the Senior Creditors to which Lender would be entitled except for the provisions of this
Section 7 shall, as between Borrower and its creditors, other than the Senior Creditors and Lender, be deemed to be a payment by Borrower to or on account of the Senior Indebtedness.

            7.5 LIEN SUBORDINATION. Any lien or security interest of Lender, whether now or hereafter existing in connection with the amounts due under this Note, on any assets or property of Borrower or any proceeds or revenues therefrom which Lender may have at any time as security for any amounts due and obligations under this Note, shall be subordinate to all liens or security interests previously granted to a Senior Creditor by Borrower or by law notwithstanding the date, order or method of attachment or perfection of any such lien or security interest or the provisions of any applicable law.

            7.6 NO IMPAIRMENT. Subject to the rights, if any, of the Senior Creditors under this Section 7 to receive payments otherwise payable or deliverable to Lender, nothing contained in this Section 7 shall impair, as between Borrower and Lender, the obligation of Borrower, subject to the terms and conditions hereof, to pay to Lender the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Lender, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

            7.7 APPLICABILITY OF PRIORITIES. The priority of the Senior Creditors provided for herein with respect to security interests and liens are applicable only to the extent that such security interests and liens are enforceable and perfected and have not been avoided; if a security interest or lien is judicially determined to be unenforceable or unperfected or is judicially avoided with respect to any claim of the Senior Creditors or any part thereof, the priority provided for herein shall not be available to such security interest or lien to the extent that is avoided or determined to be unenforceable or unperfected. The foregoing notwithstanding, Lender covenants and agrees that it shall not challenge, attack or seek to avoid any security interest or lien to the extent it secures any of the Senior Indebtedness.

            7.8 RELIANCE OF SENIOR CREDITORS. Lender, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each Senior Creditor, and each such Senior Creditor shall be deemed conclusively to have relied on such subordination provisions in continuing to hold, such Senior Indebtedness.


                                      H-3.

      8. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

      9. CHOICE OF LAW AND VENUE. This Note will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law). If any legal proceeding or other legal action relating to this Note is brought or otherwise initiated, the venue therefor will be the Bankruptcy Court. Borrower and Lender hereby expressly and irrevocably consent and submit to the jurisdiction of the Bankruptcy Court.

      10. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof; provided, however, that neither this Note nor any rights hereunder may be assigned by Borrower. Lender may assign its rights under this Note at any time, in whole or in part, to any third party, without consent from, or notice to, Borrower.



                          [THE SIGNATURE PAGE FOLLOWS.]


                                      H-4.

BORROWER:                              VERSO TECHNOLOGIES, INC.


                                       By:______________________________________

                                       Printed Name:____________________________

                                       Title:___________________________________



LENDER:                                CLARENT CORPORATION


                                       By:______________________________________

                                       Printed Name:____________________________

                                       Title:___________________________________


                                      H-5.

                                                                       EXHIBIT I


ATTORNEY DOCKET NO:                                                       PATENT

                           ASSIGNMENT OF PATENT RIGHTS
                              (Company to Company)

         Clarent Corporation, a corporation duly organized under and pursuant to the laws of Delaware, and having its principal place of business at 700 Chesapeake Drive, Redwood City, California (herein referred to as "Assignor") owns the entire right, title and interest in any Letters Patent(s) ("said patent(s)") and any Patent application(s) ("said application(s)") set forth in
Schedule 1 attached hereto, as well as any invention(s) ("said invention(s)") disclosed in said application(s) and said patent(s).


         WHEREAS, Verso Technologies, Inc., a corporation duly organized under and pursuant to the laws of Minnesota, and having its principal place of business at 400 Galleria Parkway, Suite 300, Atlanta, Georgia (herein referred to as "Assignee"), is desirous of acquiring the entire right, title, and interest in and to said invention(s), said application(s), and said patent(s), the right to file applications on said invention(s), the entire right, title and interest in and to any applications for Letters Patent of the United States or other countries claiming priority to said application(s), the right to recover damages, including provisional or other royalties, for prior infringements of said application(s) and said patent(s), and the entire right, title, and interest in and to any Letters Patent or Patents, United States or foreign, to be obtained for said invention(s) and said application(s);

         NOW, THEREFORE, in consideration of the purchase price set forth in
Section 1.3 of that certain Asset Purchase Agreement by and between Clarent Corporation and Verso Technologies, Inc. dated as of December 13, 2002, the receipt of which is hereby acknowledged, the Assignor has sold, assigned, transferred, and set over, and by these presents does sell, assign, transfer, and set over, unto the Assignee, its successors, legal representatives, and assigns the entire right, title, and interest in and to said invention(s), said application(s), and said patent(s), the right to file applications on said invention(s), the entire right, title and interest in and to any applications for Letters Patent of the United States or other countries claiming priority to said application(s), including divisions, continuations, and continuations-in-part of said application(s), the right to recover damages, including provisional or other royalties, for prior infringements of said application(s) and said patent(s), the entire right, title and interest in and to any and all Letters Patent or Patents, United States or foreign, to be obtained for said invention(s) and said application(s), the entire right, title and interest in and to any and all reissues and extensions of said patent(s), and all rights under the Hague Convention, the Paris Convention for the Protection of Industrial Property, and under the Patent Cooperation Treaty, the same to be held and enjoyed by the Assignee, for its own use and behalf and the use and behalf of its successors, legal representatives, and assigns, to the full end of the term or terms for which Letters Patent or Patents may be granted as fully and entirely as the same would have been held and enjoyed by the Assignor had this sale and assignment not been made;

         AND for the same consideration, the Assignor hereby covenants and agrees to and with the Assignee, its successors, legal representatives, and assigns that the Assignor will, whenever counsel of the Assignee, or the counsel of its successors, legal representatives, and assigns, shall advise that any proceeding in connection with said invention(s), said application(s), said patent(s), any application claiming priority to said application(s), any reissue or extension of said patent(s), and any United States or foreign Letters Patent or Patents for said invention(s) or said application(s), including interference proceedings, is lawful and desirable, sign all papers and documents, take all lawful oaths, and do all acts necessary or required to be done for the procurement, maintenance, enforcement and defense of Letters Patent or Patents for said invention(s), without charge to the Assignee, its successors, legal representatives, and assigns, but at the cost and expense of the Assignee, its successors, legal representatives, and assigns;

         AND the Assignor hereby requests the Commissioner of Patents to issue any and all aforementioned patent(s) of the United States to the Assignee, as the Assignee of said invention(s) and the Letters Patent to be issued thereon for the sole use and behalf of the Assignee, its successors, legal representatives, and assigns.



Date:                            By:
     ----------------------         --------------------------------------------
                                    Name:          James B. Weil
                                    Title:         President
                                    Company:       Clarent Corporation
State of:

County of:

The preceding Assignment was acknowledged before me this       day of
                                                         ------       ----------
by
  ----------------------


                                                 -------------------------------
                                                 Notary Public

My Commission Expires:

                                                                       EXHIBIT J

                            ASSIGNMENT OF TRADEMARKS

         WHEREAS, CLARENT CORPORATION, a Delaware corporation, having its principal offices at 700 Chesapeake Drive, Redwood City, CA 94063, is the owner of the trademark applications and registrations listed on the attached Schedule A ("the Marks"); and

         WHEREAS, VERSO TECHNOLOGIES, INC., a Minnesota corporation, having its principal offices at 400 Galleria Parkway, Suite 300, Atlanta, Georgia, is desirous of acquiring the Marks;

         NOW, THEREFORE, pursuant to the agreement between the parties, and for good and valuable consideration, the receipt of which is hereby acknowledged, CLARENT CORPORATION hereby assigns and transfers to VERSO TECHNOLOGIES, INC. all right, title and interest in the United States and throughout the world, in and to the Marks, together with the goodwill of the business symbolized by the Marks and the applications and registrations therefor.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Trademarks to be effective as of
                                 -----------------------------------



                                             CLARENT CORPORATION

Date:                                        By
     ------------------                         --------------------------------
                                             Print Name: James B. Weil
                                             Title: President



                                             VERSO TECHNOLOGIES, INC.

Date:                                        By
     ------------------                         --------------------------------
                                             Print Name: Steven A. Odom
                                             Title: Chief Executive Officer

                         TABLE OF EXHIBITS AND SCHEDULES

Exhibit A............  Certain Definitions
Exhibit B............  Form of Loan and Security Agreement
Exhibit C............  Form of Secured Promissory Note
Exhibit D............  Form of Senior Promissory Note
Exhibit E............  Form of Unsecured Promissory Note
Exhibit F............  Form of Bill of Sale, Assignment and Assumption Agreement
Exhibit G............  Form of Unsecured Inventory Note
Exhibit H............  Form of Secured Inventory Note
Exhibit I............  Form of Patent Assignment
Exhibit J............  Form of Trademark Assignment


Schedule 1...........  Domain names to be assigned
Schedule 2...........  Contracts to be assigned
Schedule 3...........  Leases to be assigned
Schedule 4...........  Certain excluded assets
Schedule 5...........  Description of Indebtedness of Purchaser
Schedule 6...........  Consents to be obtained
Schedule 7...........  Patents to be assigned
Schedule 8...........  Trademarks to be assigned

                                TABLE OF CONTENTS

                                                                                                                  PAGE

1.       SALE AND PURCHASE OF ASSETS; RELATED TRANSACTIONS......................................................    1

         1.1      Sale and Purchase of Assets...................................................................    1

         1.2      Excluded Assets...............................................................................    3

         1.3      Purchase Price................................................................................    4

         1.4      Sales and Transfer Taxes......................................................................    5

         1.5      Allocation of Purchase Price..................................................................    6

         1.6      Ancillary Agreements..........................................................................    6

         1.7      Closing.......................................................................................    6

         1.8      Assumption and Assignment of Assigned Contracts and Assumed Leases............................    7

         1.9      Assigned Contracts and Assumed Leases.........................................................    7

         1.10     Assumed Liabilities; Non-Assumed Liabilities..................................................    7

         1.11     Grant-back License of "Clarent" Name..........................................................    8

2.       REPRESENTATIONS AND WARRANTIES OF SELLER...............................................................    8

         2.1      Title to Assets...............................................................................    8

         2.2      Specified Patents.............................................................................    8

         2.3      Assigned Contracts; Assumed Leases............................................................    8

         2.4      Real Property.................................................................................    8

         2.5      Compliance with Legal Requirements............................................................    8

         2.6      Authority; Binding Nature of Agreement........................................................    8

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................    9

         3.1      SEC Filings; Financial Statements.............................................................    9

         3.2      Absence of Changes............................................................................    9

         3.3      No Undisclosed Liabilities....................................................................    9

         3.4      Compliance with Legal Requirements............................................................    9

         3.5      Legal Proceedings.............................................................................    9

         3.6      Authority; Binding Nature of Agreement........................................................   10

         3.7      Debt..........................................................................................   10

         3.8      Non-Contravention; Consents...................................................................   10

         3.9      Solvency......................................................................................   10


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                                   (CONTINUED)

                                                                                                                  PAGE
4.       PRE-CLOSING COVENANTS OF SELLER........................................................................   11

         4.1      Access........................................................................................   11

         4.2      Conduct of Business...........................................................................   11

         4.3      Consents......................................................................................   11

         4.4      Conditions....................................................................................   11

         4.5      Employees.....................................................................................   12

         4.6      Bankruptcy Case...............................................................................   12

         4.7      Bankruptcy Court Approval and Notices.........................................................   12

         4.8      Cure Payments.................................................................................   12

         4.9      Liabilities of Canadian Subsidiary............................................................   12

         4.10     Customer Care Maintenance Contracts...........................................................   13

         4.11     Year-end Audits...............................................................................   13

5.       PRE-CLOSING COVENANTS OF PURCHASER.....................................................................   13

         5.1      Consents; Releases............................................................................   13

         5.2      Conditions....................................................................................   13

         5.3      Bankruptcy Case...............................................................................   14

         5.4      Qualified Financing...........................................................................   14

         5.5      Possession of the Assets......................................................................   14

6.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE................................................   14

         6.1      Accuracy of Representations...................................................................   14

         6.2      Performance of Covenants......................................................................   14

         6.3      Additional Documents..........................................................................   14

         6.4      No Restraints.................................................................................   15

         6.5      Bankruptcy Case...............................................................................   15

7.       CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE...................................................   15

         7.1      Accuracy of Representations...................................................................   15

         7.2      Performance of Covenants......................................................................   15

         7.3      Delivery of Consideration.....................................................................   15

         7.4      Additional Documents..........................................................................   15

         7.5      No Material Adverse Effect....................................................................   16


                                      -ii-
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                                   (CONTINUED)

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
         7.6      Bankruptcy Case...............................................................................   16

         7.7      No Restraints.................................................................................   16

8.       TERMINATION............................................................................................   16

         8.1      Right to Terminate Agreement..................................................................   16

         8.2      Termination Procedures........................................................................   17

         8.3      Effect of Termination.........................................................................   17

9.       AS-IS OFFER AND BANKRUPTCY APPROVALS...................................................................   17

         9.1      AS-IS Transaction.............................................................................   17

         9.2      Bankruptcy Court Approvals....................................................................   18

         9.3      Notice........................................................................................   19

10.      MISCELLANEOUS..........................................................................................   19

         10.1     Time of Essence...............................................................................   19

         10.2     No Other Representations......................................................................   19

         10.3     Access of Seller to Books and Records.........................................................   19

         10.4     Survival of Representations and Warranties....................................................   20

         10.5     Governing Law.................................................................................   20

         10.6     Venue and Jurisdiction........................................................................   20

         10.7     Notices.......................................................................................   20

         10.8     Assignment....................................................................................   21

         10.9     Parties in Interest...........................................................................   21

         10.10    Severability..................................................................................   21

         10.11    Entire Agreement..............................................................................   21

         10.12    Confidentiality...............................................................................   21

         10.13    Deduction or Setoff...........................................................................   22

         10.14    Waiver........................................................................................   22

         10.15    Ordinary Course of Business...................................................................   22

         10.16    Amendments....................................................................................   22

         10.17    Counterparts..................................................................................   22

         10.18    Interpretation of Agreement...................................................................   22

         10.19    Further Assurances............................................................................   23


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                                TABLE OF CONTENTS
                                   (CONTINUED)

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


End of TOC -- Do not delete this paragraph!


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